Exhibit 10.15

REVOLVING CREDIT AND TERM
LOAN AGREEMENT

MAC-GRAY CORPORATION,

MAC-GRAY SERVICES, INC.,

AND

INTIRION CORPORATION

Dated as of June 24, 2003

CITIZENS BANK OF MASSACHUSETTS

AND

THE OTHER LENDING INSTITUTIONS WHICH MAY BECOME
PARTIES TO THIS AGREEMENT

AND

CITIZENS BANK OF MASSACHUSETTS,
AS ADMINISTRATIVE AGENT
AND ARRANGER

AND

BANKNORTH, N.A., AS SYNDICATION AGENT

AND

KEYBANK, N.A.,
AS DOCUMENTATION AGENT

TABLE OF CONTENTS

Section	Title

SECTION I DEFINITIONS

1.1.	Definitions
1.2.	Terms of General Application

SECTION II DESCRIPTION OF CREDIT

2.	The Credit Facilities
2.1.	The Loans
2.2.	The Notes
2.3.	Conversion
2.4.	Notice and Manner of Borrowing or Conversion of Loans
2.5.	Commitment Fee
2.6.	Fee Letter
2.7.	Reduction of Revolving Credit Commitment
2.8.	Duration of Interest Periods
2.9.	Interest Rates and Payments of Interest
2.10.	Changed Circumstances
2.11.	Capital Requirements
2.12.	Payments and Prepayments of the Loans
2.13.	Method of Payment; Withholding Tax Exemption
2.14.	Default Rate Interest, Etc
2.15.	Payments Not at End of Interest Period
2.16.	Computation of Interest and Fees; Maximum Interest
2.17.	Letters of Credit
2.17(A).	Carryover LC’s
2.18.	Letter of Credit Fees
2.19.	Interdependence of Borrower Affiliated Group

SECTION III CONDITIONS OF LOANS

3.1.	Conditions Precedent to the Term Loan; Initial Revolving Credit Loan and Initial Letters of Credit
3.2.	Conditions Precedent to all Loans and Letters of Credit

SECTION IV REPRESENTATIONS AND WARRANTIES

4.1.	Organization and Qualification
4.2.	Corporate Authority
4.3.	Valid Obligations
4.4.	Consents or Approvals
4.5.	Title to Properties; Absence of Encumbrances
4.6.	Location of Records and Collateral; Name Change
4.7.	Financial Statements

i

4.8.	Changes
4.9.	Defaults
4.10.	Taxes
4.11.	Litigation
4.12.	Subsidiaries and Divisions
4.13.	Investment Company Act
4.14.	Compliance with ERISA
4.15.	Environmental Matters
4.16.	Disclosure
4.17.	Solvency
4.18.	Compliance with Statutes, etc
4.19.	Capitalization
4.20.	Labor Relations
4.21.	Certain Transactions
4.22.	Restrictions on the Borrower Affiliated Group
4.23.	Real Property Leases and Laundry Facility Agreements
4.23(A).	Laundry Facility Agreements
4.24.	Franchises, Patents, Copyrights, Etc
4.25.	[Intentionally Omitted.]
4.26.	Collateral
4.27.	Material Contracts

SECTION V AFFIRMATIVE COVENANTS

5.1.	Financial Statements and other Reporting Requirements
5.2.	Conduct of Business
5.3.	Maintenance and Insurance
5.4.	Taxes
5.5.	Inspection by the Administrative Agent
5.6.	Maintenance of Books and Records
5.7.	Interest Rate Protection
5.8.	Environmental Indemnification
5.9.	Use of Proceeds
5.10.	Pension Plans
5.11.	Fiscal Year
5.12.	Leases
5.13.	Laundry Facility Agreements
5.14.	Landlord Waivers
5.15.	Control Agreements
5.16.	Further Assurances

SECTION VI NEGATIVE COVENANTS

6.1.	Indebtedness
6.2.	Contingent Liabilities
6.3.	Sale and Leaseback
6.4.	Encumbrances

6.5.	Merger; Consolidation; Sale or Lease of Assets; Permitted Acquisitions
6.6.	Maximum Total Leverage
6.7.	[Intentionally Omitted]
6.8.	[Intentionally Omitted]
6.9.	Minimum Debt Service Coverage
6.10.	Minimum Net Worth
6.11.	Maximum Capital Expenditures and Prepaid Commission Expenses
6.12.	Restricted Payments
6.13.	Investments
6.14.	ERISA
6.15.	Transactions with Affiliates
6.16.	Loans
6.17.	Revolving Credit Commitment
6.18.	No Amendments to Certain Documents
6.19.	[Intentionally Omitted.]
6.20.	Relocations of Principal Place of Business
6.21.	Relocations of Books and Records
6.22.	Changes in Fiscal Year
6.23.	Debt Forgiveness

SECTION VII DEFAULTS

7.1.	Events of Default
7.2.	Remedies

SECTION VIII CONCERNING THE ADMINISTRATIVE AGENT AND THE BANKS

8.1.	Appointment and Authorization
8.2.	Administrative Agent and Affiliates
8.3.	Future Advances
8.4.	Delinquent Bank
8.5.	Payments
8.6.	Action by Administrative Agent
8.7.	Notification of Defaults and Events of Default
8.8.	Consultation with Experts
8.9.	Liability of Administrative Agent
8.10.	Indemnification
8.11.	Independent Credit Decision
8.12.	Successor Administrative Agent
8.13.	Other Agents

SECTION IX MISCELLANEOUS

9.1.	Notices
9.2.	Expenses
9.3.	Indemnification
9.4.	Set-Off

9.5.	Term of Agreement
9.6.	No Waivers
9.7.	Governing Law
9.8.	Amendments, Waivers, Etc
9.9.	Binding Effect of Agreement
9.10.	Successors and Assigns
9.11.	Counterparts
9.12.	Partial Invalidity
9.13.	Captions
9.14.	WAIVER OF JURY TRIAL
9.15.	WAIVER OF SPECIAL DAMAGES
9.16.	Entire Agreement
9.17.	Replacement of Promissory Notes, Etc

EXHIBITS

EXHIBIT A-1 – Form of Revolving Credit Note

EXHIBIT A-2 – Form of Term Note

EXHIBIT B – Form of Notice of Borrowing or Conversion

EXHIBIT C – Indebtedness, Encumbrances

EXHIBIT D – Disclosure

EXHIBIT E – Form of Opinion of Counsel to the Borrower Affiliated Group

EXHIBIT F – Form of Report of Chief Financial Officer

EXHIBIT G – Form of Assignment and Assumption

EXHIBIT H – Forms of Laundry Facility Agreements

EXHIBIT I – Post Closing

SCHEDULES

SCHEDULE 1 – Commitments and Commitment Percentages

REVOLVING CREDIT AND TERM LOAN AGREEMENT

Dated as of June 24, 2003

THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of June 24, 2003 by and among MAC-GRAY CORPORATION, MAC-GRAY SERVICES, INC., and INTIRION CORPORATION, each a Delaware corporation, having its principal place of business and chief executive office at 22 Water Street, Cambridge, Massachusetts 02141 (collectively, the “Borrower”), CITIZENS BANK OF MASSACHUSETTS (“Citizens”), having its head office at 28 State Street, Boston, Massachusetts 02109, each of the other lending institutions listed on Schedule 1 hereto on the date hereof (Citizens and each such other lending institution, and the other lending institutions which may now or hereafter become parties hereto pursuant to Section 9.10 individually, a “Bank” and collectively, the “Banks”), BankNorth, N.A., as syndication agent, and KeyBank, N.A. as documentation agent for itself and each other Bank.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

SECTION I

DEFINITIONS

1.1.                              Definitions.

All capitalized terms used in this Agreement, in the Notes or in any other Security Document (as such terms are defined below), or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the respective meanings assigned to them below:

Account and Accounts Receivable.  Individually and collectively, all rights to payment for goods sold or leased or for services rendered, all sums of money or other proceeds due or becoming due thereon (including, without limitation, all accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to any Person for goods sold by it or for services rendered by it), all guaranties and security therefor, and all right, title and interest of such Person in the goods or services giving rise thereto and the rights pertaining to such goods, including rights of reclamation and stoppage in transit, and all related insurance, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to such Person.

Administrative Agent.  Citizens in the capacity as Administrative Agent for the Banks under this Agreement and the other Loan Documents, including (where the context so permits) any other Person or Persons succeeding to the functions of the Administrative Agent pursuant to this Agreement and the other Loan Documents.

Affected Bank.  See Section 2.11.

Affected Loans.  See Section 2.10(a).

Affiliate.  With reference to any Person, (i) any director or officer of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control with that Person (and if that Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust), (iii) any other Person directly or indirectly holding 10% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person, (iv) any other Person 10% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person, and (v) any other Person that possesses, directly or indirectly, power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of that Person.

Agreement.  This Agreement, as the same may be renewed, extended, modified, supplemented or amended from time to time.

Ancillary Documents.  Collectively, (i) the Seller Subordinated Debt Documents, (ii) the Material Contracts, and (iii) all other agreements, instruments and contracts which shall from time to time be identified by the Administrative Agent, the Banks and the Borrower as “Ancillary Documents” for purposes of this Agreement, as the foregoing may be amended from time to time in accordance with Section 6.18 and Section 9.8 hereof.

Applicable LIBOR Margin.  The Applicable LIBOR Margin is set forth in Section 2.9.

Applicable Prime Rate Margin.  The Applicable Prime Rate Margin is set forth in Section 2.9.

Arranger.  Citizens.

Assignee.  See Section 9.10(ii).

Assignment and Assumption.  See Section 9.10(ii).

Assignment of Hedging Contract(s).  The Collateral Assignment of Hedging Contract(s) entered into within 90 days after the Closing Date and delivered by the Borrower to the Administrative Agent, assigning all of its rights in and to the Hedging Contract(s) and the proceeds thereof.

Bailee Notices.  Collectively, the separate bailee notices which have been or are executed and delivered to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, by the owner of any public warehouse in which the Borrower or any other member of the Borrower Affiliated Group stores its Inventory or other Collateral.

Banks.  See Preamble.

Borrower.  See Preamble.  The term “Borrower” or “Borrowers” shall, whenever used in the Loan Agreement or any of the other Loan Documents or Security Documents, be deemed to mean and include each of Mac-Gray, Services and Intirion.  It is understood and agreed that each of Mac-Gray, Services and Intirion, as co-borrowers hereunder, shall be jointly and severally liable for the payment and performance in full of the Obligations in consideration of the financial accommodations to be provided by the Banks hereunder.

Borrower Affiliated Group.  Collectively, (i) the Borrower and (ii) each of the Subsidiaries of the Borrower.

Business Day.  (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (i) and that is also a day on which trading takes place between banks in United States dollar deposits in the London interbank market.

Cambridge Fee Location.  That certain owned Real Estate of Mac-Gray Services, Inc., located at 22 Water Street, Cambridge, Massachusetts, 02141.

Capital Expenditures.  To the extent capitalized in accordance with GAAP, any expenditure for fixed assets (both tangible and intangible) including assets being constructed (whether or not completed), leasehold improvements, capital leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures including (i) in the case of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (ii) in the case of a capital lease, the capitalized amount thereof (determined in accordance with GAAP) and (iii) without duplication, expenditures in or from any construction-in-progress account of any member of the Borrower Affiliated Group.

Carryover LC’s. Collectively, the five (5) Letters of Credit having a Stated Amount on the Closing Date of $377,000.96, which were issued for the account of the Borrower prior to the Closing Date by Fleet National Bank.

Cash Management Agreements.  Collectively, those agreements between the Borrower and any of the Banks relating to the cash management of the Borrower Affiliated Group, including, without limitation, any lockbox agreement entered into from time to time by any member of the Borrower Affiliated Group at the direction of the Administrative Agent and any agency agreements with third-party banks in locations where the Administrative Agent has no operations and at which any member of the Borrower Affiliated Group has a bank account.

CERCLA.  The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may from time to time be supplemented or amended and remain in effect.

Change in Control.  The occurrence of any of the following: (i) any Person or “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) of Persons acting in concert as a partnership or other group (other than Stewart G. MacDonald, Jr.,

Sandra MacDonald, Daniel MacDonald and/or Evelyn MacDonald or any of their respective spouses or immediate family members or trusts or family limited partnerships for their benefit) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the “beneficial owner” (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 25% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; (ii) the board of directors of the Borrower shall cease to consist of a majority of the individuals who constituted the board of directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the board of directors of the Borrower as of the date hereof; (iii) any change in equity ownership of any Subsidiary of the Borrower or other member of the Borrower Affiliated Group (other than Mac-Gray), except as may be expressly permitted by Section 6.5 hereof; or (iv) Stewart G. MacDonald, Jr. shall cease to be the Chairman and Chief Executive Officer of Mac-Gray, or shall cease to perform substantially all of his duties and responsibilities as such officer for a period of more than 30 days (exclusive of vacations not in excess of such officer’s normal annual vacation allowance,) unless the Administrative Agent, by the 120th day following such cessation of service or the expiration of such 30 day period, has determined in its reasonable discretion that the occurrence of such event will not have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group.

Closing Date. June 24, 2003.

Code.  The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

Collateral.  Collectively, all of the agreements, instruments, contracts, property (real and personal, tangible and intangible), assets, accounts, Accounts Receivable, Inventory, equipment, investment property (including a pledge of all stock of all Subsidiaries of the Borrower), patents, trademarks, copyrights, websites, domain names, URL’s, other intellectual property and all applications therefore and all goodwill associated therewith, and all of the income, proceeds and products of any thereof, under or in respect of which the Administrative Agent or any Bank or any of the nominees, agents or legal representatives of the Administrative Agent or any Bank shall have at the relevant time of reference to the term “Collateral,” any rights or interest as security for the payment or performance of all or any part of the Obligations, all as further described in the Security Agreements and the other Loan Documents.  Collateral hereunder shall not include the Cambridge Fee Location.

Collateral Assignment of Material Contracts and Licenses.  The Collateral Assignment of Material Contracts and Licenses dated as of the date hereof and executed and delivered by the Borrower to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, assigning all of the Borrower’s rights and interests in and to the Material Contracts and Licenses and the proceeds thereof.

Commitment.  With respect to each Bank, the amount set forth on Schedule 1 as such Bank’s (i) Revolving Credit Commitment and (ii) Term Loan Commitment, as such Bank’s Commitment may be modified pursuant hereto and as in effect from time to time (as evidenced by an updated Schedule 1 circulated by the Administrative Agent from time to time to reflect assignments permitted by Section 9.10).

Commitment Fee.  The commitment fee payable by the Borrower to the Banks pursuant to Section 2.5.

Commitment Percentage.  With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank’s percentage of the aggregate Revolving Credit Commitments and Term Loan Commitments.  Schedule 1 may be updated by the Administrative Agent from time to time to reflect any changes to the Commitment Percentages.

Consolidated and Consolidating.  The terms Consolidated and Consolidating shall have the respective meanings ascribed to such terms under GAAP.

Consolidated Net Worth.  As at any date of determination, an amount equal to the Consolidated net worth of the Borrower Affiliated Group, as determined in accordance with GAAP.

Control Agreements. Collectively, those agreements among the Borrower, the Agent and any banks in which the Borrower Affiliated Group maintains deposit accounts.

Controlled Group.  All trades or businesses (whether or not incorporated) under common control that, together with Mac-Gray, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

Debt Service Coverage.  For any period, the ratio of Operating Cash Flow to Debt Service.

Debt Service.  For any period, the sum of (i) Interest Charges paid or required to be paid by the Borrower Affiliated Group in such period, plus (ii) the aggregate amount of scheduled principal payments required to be made by the Borrower Affiliated Group during such period with respect to any Indebtedness for borrowed money or capital lease obligations.

Default.  An event or condition that, but for the requirement that time lapse or notice be given, or both, would constitute an Event of Default.

Delinquent Bank.  See Section 8.4.

Dollar or $.  Dollars in lawful currency of the United States of America.

EBITDA.  In relation to the Borrower Affiliated Group for any period, an amount equal to the Consolidated net income of the Borrower Affiliated Group after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP (with Inventory being determined on a “first-in, first-out” basis) for such period, but, in determining such Consolidated net income, any non-cash GAAP extraordinary gains or losses shall be excluded from such calculation, plus the following to the extent deducted in computing such Consolidated net income for such period:  (i) Interest Charges for such period, (ii) taxes on income for such period, (iii) depreciation for such period, and (iv) amortization for such period.

Effective Date.  See Section 5.7.

Encumbrances.  See Section 6.4.

Environmental Laws.  Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, ordinances, policies and or common law (whether now existing or hereafter enacted or promulgated), of all federal, state, local or other governmental authorities, agencies, commissions, boards, bureaus or departments which may now or hereafter have jurisdiction over the Borrower, any other member of the Borrower Affiliated Group or any landlord under any real estate Lease under which the Borrower or such other member of the Borrower Affiliated Group is a tenant, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

ERISA.  The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

Equity Securities.  As to any Person, any shares of any class of capital stock or other equity interests of such Person, voting or non-voting, or any options, warrants or similar rights with respect to any such shares or other equity interests.

Event of Default.  Any event described in Section 7.1.

Excess Cash Flow.  In relation to the Borrower Affiliated Group for any period, the amount determined by (A) subtracting from EBITDA for such period, the following items:  (i) cash taxes on income directly or indirectly paid in such period, (ii) Capital Expenditures made during such period (such Capital Expenditures to be subject to the provisions of Section 6.10), (iii) Total Fixed Charges paid in such period (including any Restricted Payment), (iv) the aggregate amount of voluntary prepayments of principal during such period with respect to the Term Loan; and (v) all Prepaid Commission Expenses paid in such period; and (B) adding to EBITDA for such period, any amounts received, to the extent not already included in EBITDA, in settlement or payment of any judgment, or as repayment or redemption of promissory notes or capital stock of any other Person held by the Borrower or any other member of the Borrower Affiliated Group.

Existing Debt.  See Section 6.1(d).

Federal Funds Effective Rate.  For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from 3 federal funds brokers of recognized standing selected by the Administrative Agent.

Fee Letter.  The letter agreement dated as of the date hereof among Citizens, the Arranger and the Borrower.

Five-Year Projections.  See Section 4.7.

Foreign Subsidiary.  See Section 3.1.13.

Funded Debt Ratio.  As at the end of any fiscal quarter of the Borrower Affiliated Group, the ratio of (i) Total Funded Debt as at the end of such fiscal quarter, to (ii) EBITDA for the four consecutive fiscal quarters of the Borrower Affiliated Group ending on the last day of such fiscal quarter, subject to any proforma adjustments to EBITDA for any acquired entities in connection with any Permitted Acquisitions based on identified cost improvements, subject to the Administrative Agent’s approval of any such adjustments in its reasonable discretion.

Funding Date. Shall mean the 24th day of June, 2003.

GAAP.  Generally accepted accounting principles in the United States of America, consistently applied.

Guarantees.  As applied to any Person, without duplication, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on such Person’s Consolidated balance sheet, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

Hazardous Material.  Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a “hazardous waste” or “hazardous material” or “hazardous substance” or “controlled industrial waste” or “pollutant” or “contaminant” under any present or future Environmental Law or amendments thereto including, without limitation, CERCLA, and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Borrower or any other member of the Borrower Affiliated Group or any landlord under any real property lease under which the Borrower or any other member of the Borrower Affiliated Group is a tenant; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos, asbestos containing materials (“ACM”), polychlorinated biphenyls (“PCB’s”), flammable materials or radioactive material.

Hedging Contracts.  Shall mean, any interest swap agreements, interest cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between the Borrower and the Agent and/or KeyBank, N.A. and designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

Hedging Obligations. Shall mean, with respect to the Borrower, all liabilities of the Borrower to the Agent under the Hedging Contracts.

Indebtedness.  As applied to any Person, (i) all obligations for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of such Person, and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by such Person, whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the Consolidated balance sheet of such Person, (v) all Guarantees, and (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by such Person.

Initial Financial Statement.  See Section 4.7.

Insolvent or Insolvency.  The occurrence of one or more of the following events with respect to a Person:  dissolution; termination of existence; insolvency within the meaning of the United States Bankruptcy Code or other foreign or domestic applicable statutes; such Person’s inability to pay its debts as they come due; appointment of a receiver of any part of the property of, execution of a trust mortgage or an assignment for the benefit of creditors by, or the entry of an order for relief or the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, or the offering of a plan to creditors for composition or extension, except for an involuntary proceeding commenced against such Person which is dismissed within 45 days after the commencement thereof without the entry or an order for relief or the appointment of a trustee.

Interest Charges.  For any period, means, without duplication, all interest and all amortization of debt discount and expense (including commitment fees, letter of credit fees, balance deficiency fees and similar expenses (but excluding all fees and expenses paid (or the amortization thereof) (i) on the Closing Date pursuant to Section 3.1.9, or (ii) to the Borrower’s counsel, advisors, accountants and agents in connection with the consummation of the transactions contemplated by this Agreement) on any particular Indebtedness (including outstanding Letters of Credit) for which such calculations are being made, all as determined in accordance with GAAP.  Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

Interest Period.  With respect to each LIBOR Loan, the Interest Period shall mean:

(i)                                     initially, the period beginning on (and including) the Funding Date and ending on (but excluding) June 30, 2003 (the “Stub Period”); and

(ii)                                  Then, each period commencing on the last day of the next preceding Interest Period and ending on the day which numerically corresponds to the last day of the Stub Period one month thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) and

(iii)                               thereafter, each period commencing on the last day of the next preceding Interest Period and ending one, two, three or six months thereafter, subject to availability, as the Borrower may elect in the applicable Notice of Borrowing or Conversion;

provided that:

(iv)                              any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day;

(v)                                 any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (vi) below, end on the last Business Day of a calendar month;

(vi)                              any Interest Period applicable to Revolving Credit Loans that would otherwise end after the Revolving Credit Maturity Date shall end on said Revolving Credit Maturity Date; and any Interest Period applicable to any portion of the Term Loan that would otherwise end after the Term Loan Maturity Date shall end on said Term Loan Maturity Date;

(vii)                           no Interest Period applicable to the Term Loan shall include a principal repayment date for such Term Loan unless an aggregate principal amount of Loans at least equal to the principal amount due on such principal repayment date shall be Prime Rate Loans or other Loans having Interest Periods ending on or before such date;

(viii)                        if the Borrower has or may incur Hedging Obligations with the Administrative Agent in connection with the Loans, the Interest period shall be of the same duration as the relevant period set forth under the applicable Hedging Contract.

(ix)                                notwithstanding clauses (vi) and (vii) above, no Interest Period shall have a duration of less than one month; and if any Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

Intirion.  Intirion Corporation, a Delaware corporation, which is a wholly-owned Subsidiary of Mac-Gray.

Intirion Patent and Trademark Security Agreement.  The Patent and Trademark Security Agreement dated as of the date hereof and executed and delivered by Intirion to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent.

Intirion Security Agreement.  The Security Agreement dated as of the date hereof and executed and delivered by Intirion to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent.

Inventory.  Goods, merchandise and other personal property, now owned or hereafter acquired by a Person, which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in such Person’s business.

Investment.  As applied to any Person, (i) the purchase or acquisition of any share of capital stock, partnership interest, limited liability company membership interest, evidence of indebtedness or other equity security of any other Person, (ii) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, (iii) any real estate held for sale or investment, (iv) any commodities futures contracts held other than in connection with bona fide hedging transactions, (v) any other investment in any other Person, and (vi) the making of any commitment or acquisition of any option to make an Investment.

Issuing Bank.  Citizens Bank of Massachusetts.

Landlord Waivers.  Collectively, the separate Landlord Waivers which have been, or shall be in accordance with Section 5.14 hereof, executed and delivered to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, by the landlord under the Leases for office, warehouse, repair and other administrative space at the locations listed in Section 4.23 and on Exhibit D and at each other office, warehouse, repair or other administrative location from time to time required by the Administrative Agent with respect to any Leases of real property used for office, warehouse, repair or other administrative purposes entered into after the Closing Date, each in form and substance satisfactory to the Administrative Agent.

Laundry Facilities Agreement(s).  See Section 4.23.

Leasehold Mortgages. Collectively, the separate Leasehold Mortgage, Security Agreement, Assignment of Rents and Financing Statements between the applicable member of the Borrower Affiliated Group and the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, with respect to each location required by the Administrative Agent pursuant to Section 7.2(c) with respect to any Leases of real property entered into by any member of the Borrower Affiliated Group.

Leases or Lease.  Any agreement granting a Person the right to occupy space in a structure or real estate for any period of time or any capital lease, operating lease or other lease of or agreement to use personal property including, but not limited to, machinery, equipment, furniture and fixtures, whether evidenced by written or oral lease, contract, sales agreement or other agreement no matter how characterized.

Letters of Credit.  Letters of credit in the form customarily issued by the Issuing Bank as standby Letters of Credit issued or to be issued for the account of the Borrower by the Issuing Bank, under the joint responsibilities of the Banks, upon the terms and subject to the conditions contained in this Agreement.

LIBOR Loan.  Any Revolving Credit Loan or portion of the Term Loan bearing interest at a rate determined with reference to the LIBOR Rate.

LIBOR Rate.  Shall mean relative to any Interest Period for a LIBOR Loan, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the LIBOR Loan for a term coextensive with the Interest Period which the British Bankers’ Association fixes as its LIBOR rate and which appears on the Telerate Page 3750 as of 11 a.m. London time on the day which is two London Banking Days prior to the beginning of such Interest Period. The LIBOR Rate may be adjusted, in the Administrative Agent’s sole discretion, to take into consideration any change in the LIBOR Reserve Percentage for such period.  The LIBOR Rate shall be adjusted automatically as of the effective date of any such change in the LIBOR Reserve Percentage.

LIBOR Reserve Percentage.  Means, relative to any day of any Interest Period for the LIBOR Loan, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) applicable to the Administrative Agent during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (the “Board”) or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of “Eurocurrency Liabilities”, as currently defend in Regulation D of the Board, having a term approximately equal or comparable to such interest Period .

Loan.  A Revolver Loan or the Term Loan made to the Borrower by any Bank pursuant to Section II of this Agreement, and “Loans” means all of such Revolving Credit Loans and the Term Loan, collectively.

Loan Account.  The account or accounts on the books of the Administrative Agent in which will be recorded Loans and advances (including issued and outstanding Letters of Credit) made by the Banks to the Borrower pursuant to this Agreement, payments made on such Loans and other appropriate debits and credits as provided by this Agreement.

Loan Documents.  Collectively, this Agreement (including, without limitation, the agreements and other instruments listed or described in Section III), the Notes, the Security Agreements, the Services Patent and Trademark Security Agreement, the Intirion Patent and Trademark Security Agreement, the Mac-Gray Pledge Agreement, the Collateral Assignment of Material Contracts and Licenses, the Cash Management Agreements, the Control Agreements, the Negative Pledge Agreements, the Letters of Credit (and related documentation and agreements, including any letter of credit application), and the Landlord Waivers, the Bailee Notices, the Hedging Contract(s), the Assignment of Hedging Contract(s), the Fee Letter, the Perfection Certificates and the Solvency Certificates, together with all agreements and other instruments contemplated thereby (other than the Ancillary Documents), all certificates delivered in connection therewith from time to time and all schedules, exhibits and annexes thereto, as any of the foregoing may from time to time be amended and in effect.

Mac-Gray.  Mac-Gray Corporation, a publicly-held Delaware corporation.

Mac-Gray Pledge Agreement.  The Pledge Agreement dated as of the date hereof and executed and delivered by Mac-Gray to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, pursuant to which, without limitation, all of the issued and outstanding capital stock of its Subsidiaries is pledged to the Administrative Agent.

Mac-Gray Security Agreement.  The Security Agreement dated as of the date hereof and executed and delivered by Mac-Gray to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent.

Majority Banks.  Any two or more Banks whose aggregate Commitments constitute at least sixty-six and two-thirds percent (66.67%) of the Total Commitment in effect at the relevant time of reference, or if the Commitments have been terminated, any two or more Banks whose aggregate Loans and Letters of Credit outstanding constitute at least sixty-six and two-thirds percent (66.67%) of the aggregate Loans and Letters of Credit outstanding at the relevant time of reference.

Material Contracts.  See Section 4.27.

Negative Pledge Agreements.  The Negative Pledge Agreements dated as of the date hereof and executed and delivered by the Borrower to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent.

Net Proceeds.  With respect to the sale, transfer or other disposition by any member of the Borrower Affiliated Group of any asset or group of assets (other than Inventory wholly in the ordinary course of business, but including, without limitation, any sale of Equity Securities and leases owned by the MicroFridge® Division), means the amount of cash (freely convertible into Dollars) received by the Borrower, any other member of the Borrower Affiliated Group or their agents or the Administrative Agent, from such sale or other disposition (including, without limitation, any tax refund or tax benefit resulting from a loss on such sale or other disposition as and when such tax benefit is realized), after (i) provision for all income or other taxes of the Borrower Affiliated Group measured by or resulting from such sale or other disposition, (ii) payment of all reasonable third party brokerage commissions and other reasonable out-of-pocket fees and expenses to third parties related to such sale or other disposition, (iii) deduction of appropriate amounts approved by the Administrative Agent to be provided by any member of the Borrower Affiliated Group as a reserve, in accordance with GAAP, against any liabilities associated with such sale, transfer or other disposition and retained by such member of the Borrower Affiliated Group after such sale or other disposition, and (iv) payment of the outstanding principal amount of, and premium or penalty, if any, and interest on, any Indebtedness that is secured by a lien or other encumbrance on the assets in question and that is required to be repaid as a result of such sale, transfer or other disposition.

Notes.  Collectively, (i) the Revolving Credit Notes and (ii) the Term Notes.

Notice of Borrowing or Conversion.  See Section 2.4.

Obligations.  Any and all obligations of the Borrower Affiliated Group to the Administrative Agent or any Bank (i) under the Loan Documents and Security Documents of every kind and description (including, without limitation, any Hedging Obligations and any obligations with respect to Letters of Credit), direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money, and (ii) in connection with any cash management arrangements or deposit accounts maintained by any member of the Borrower Affiliated Group with the Administrative Agent or any Bank.

Operating Cash Flow. For any period, EBITDA for such period, minus the sum of (w) 75% of Capital Expenditures for such period, plus (x) 100% of Prepaid Commission Expenses for such period, plus (y) any taxes on income paid or due and payable in cash during such period, plus (z) any Restricted Payments made pursuant to Section 6.12.

Participant.  See Section 9.10.

PBGC.  The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

PCB.  See definition of Hazardous Material.

Perfection Certificates. Collectively, the separate perfection certificates dated as of the date hereof and executed and delivered by an officer of each member of the Borrower Affiliated Group to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent.

Permitted Acquisitions.  See Section 6.5.

Permitted Encumbrances.  See Section 6.4.

Person or person.  An individual, a company, a corporation, an association, a partnership, a joint venture, a limited liability company or partnership, an unincorporated trade or business enterprise, a trust, an estate, or a government (national, regional or local) or an agency, instrumentality or official thereof.

Plan.  At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (ii) if such Plan is established or maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

Prepaid Commission Expenses.  The amount of any one-time up-front payment required to be paid by any member of the Borrower Affiliated Group, to the landlord or lessor under any Laundry Facility Agreement, upon the commencement of such Laundry Facility Agreement (but without duplication for any amount included as a Capital Expenditure).

Prime Rate.  The variable per annum rate of interest so designated from time to time by Citizens as its Prime Rate.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

Prime Rate Loan.  Any Revolving Credit Loan or portion of the Term Loan bearing interest calculated by reference to the Prime Rate.

Qualified Investments.  As applied to any member of the Borrower Affiliated Group, investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America, (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-I or their equivalents by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or their successors, and (iv) any repurchase agreement secured by any one or more of the foregoing.

Rate Period.  The period beginning on the third Business Day following delivery to the Administrative Agent of the annual or quarterly financial statements required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) and ending on the second Business Day after the day on which the next such quarterly (or annual, as applicable) financial statements are delivered to the Administrative Agent.

Real Property or Real Properties.  Collectively, (i) the several parcels of land together with the improvements now or hereafter located thereon, which are now or hereafter owned by any member of the Borrower Affiliated Group, as more fully set forth, in the case of those now owned, on Exhibit D hereto, and (ii) the several parcels of land together with the improvements now or hereafter located thereon, which are now or hereafter leased by any member of the Borrower Affiliated Group pursuant to a real property Lease, as more fully set forth, in the case of those now leased, on Exhibit D hereto.

Reportable Event.  See Section 5.1(g).

Restricted Payment.  (i) Any cash or property dividend, distribution or payment, direct or indirect, by the Borrower or any of its Subsidiaries to any Person who now holds, or who in the future holds, an equity interest in the Borrower or any of its Subsidiaries, whether evidenced by a security or not, other than regular compensation and bonuses paid to employees of the Borrower and its Subsidiaries in the ordinary course of business and consistent with past practices (which the parties agree shall include payments made or to be made to Evelyn C. MacDonald pursuant to the agreement with her described on Exhibit D hereto in an aggregate amount not to exceed $105,000 in any fiscal year), and other than dividends payable solely in shares of any class of capital stock to holders of that class, (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of any capital stock of the Borrower or its Subsidiaries, or any other payment or distribution made in respect thereof, either directly or indirectly, and

(iii) any management or similar fees paid or payable by the Borrower or any of its Subsidiaries to any Affiliate of the Borrower.

Revolving Credit Commitment.  In relation to any Bank, the maximum amount of Revolving Credit Loans that such Bank shall be committed to make to the Borrower upon the terms and subject to the conditions contained in this Agreement, as set forth on Schedule 1, as such Schedule 1 may be updated by the Administrative Agent from time to time to reflect any changes in the Revolving Credit Commitments as a result of assignments permitted by Section 9.10.

Revolving Credit Commitment Percentage.  With respect to each Bank having a Revolving Credit Commitment, the percentage set forth on Schedule 1 as such Bank’s percentage of the aggregate Revolving Credit Commitments of all the Banks.  Schedule 1 shall be updated by the Administrative Agent from time to time to reflect any changes in the Revolving Credit Commitment Percentages.

Revolving Credit Maturity Date.  June 30, 2006.

Revolving Credit Notes.  See Section 2.2.

Revolving Credit Loans.  Collectively, the loans in the maximum aggregate principal amount of $60,000,000 made or to be made to the Borrower by the Banks pursuant to this Agreement (including Section 2.1(a) hereof) and subject to the limitations contained herein.

Security Agreements.  Collectively, (i) the Mac-Gray Security Agreement, (ii) the Intirion Security Agreement, and (iii) the Services Security Agreement.

Security Documents.  Collectively, (i) the Loan Documents and (ii) all other agreements, instruments or contracts by which any of the Obligations shall be evidenced or under or in respect of which the Administrative Agent, any Bank or any of their respective nominees, agents, or representatives shall have, at such time, any rights or interests as security for the payment or performance of all or any part of the Obligations.

Seller(s).  Individually and collectively, the one or more sellers of properties and assets in connection with an acquisition of a business made by the Borrower prior to the Closing Date.

Seller Subordinated Debt.  The Subordinated Debt of the Borrower or any other member of the Borrower Affiliated Group to Seller(s) pursuant to the Seller Subordinated Debt Documents.

Seller Subordinated Debt Documents.  Collectively, (i) the Seller Subordinated Promissory Notes, and (ii) each of any other agreements, contracts and instruments executed and delivered in connection with the foregoing or relating thereto, in each case as amended or modified in accordance with Section 6.18 and Section 9.8 hereof.

Seller Subordinated Promissory Notes.  Collectively, the subordinated promissory notes described on Exhibit D hereto and evidencing Subordinated Debt of the Borrower or any other member of the Borrower Affiliated Group in favor of any Seller.

Services.  Mac-Gray Services, Inc., a Delaware corporation, which is a wholly-owned Subsidiary of Mac-Gray.

Services Patent and Trademark Security Agreement.  The Patent and Trademark Security Agreement dated as of the date hereof and executed and delivered by Services to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent.

Services Security Agreement.  The Security Agreement dated as of the date hereof and executed and delivered by Services to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent.

Solvency Certificates.  Collectively, the separate solvency certificates dated as of the date hereof and executed and delivered by the chief financial officer of each member of the Borrower Affiliated Group to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent.

Special Payment Conditions.  Collectively, the following conditions: (i) all sums which shall have become due and payable by the Borrower to the Administrative Agent or the Banks under any of the Security Documents on or prior to such date shall have been paid in full on or prior to such date; and (ii) no event or condition which constitutes a Default or an Event of Default shall be continuing on or as of such date or shall occur by reason of the making of the payment on such date.

Stated Amount.  With respect to each Letter of Credit outstanding at any time, the maximum amount then available to be drawn thereunder (without regard to whether any conditions to drawing could then be met).

Subordinated Debt.  Indebtedness (including any Indebtedness evidenced by any payment-in-kind promissory notes, if any) of the Borrower or any other member of the Borrower Affiliated Group which is unsecured and is expressly subordinated and made junior to the payment and performance in full of the Obligations on terms and conditions as shall be satisfactory to the Administrative Agent and the Banks, and including, without limitation, the Seller Subordinated Debt; provided that the terms of the subordination set forth in the Seller Subordinated Promissory Notes are deemed satisfactory to the Administrative Agent and the Banks solely with respect to the Seller Subordinated Debt outstanding on the Closing Date.

Subsidiary.  Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by a Person or a Subsidiary of such Person; or any other such organization the management of which is directly or indirectly controlled by a Person or a Subsidiary of such Person through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which a Person has a 50% or more ownership interest.

Taxes or Other Payments.  See Section 2.13(a).

Term Notes.  See Section 2.2.

Term Loan.  The term loan in the original principal amount of $20,000,000 made or to be made to the Borrower on the Closing Date by the Banks having a Term Loan Commitment pursuant to this Agreement (including Section 2.1(d) hereof), and subject to the limitations contained herein.

Term Loan Commitment.  In relation to any Bank, the maximum liability of such Bank, as set forth on Schedule 1, to participate in making the Term Loan to the Borrower upon the terms and subject to the conditions contained in this Agreement.  Schedule 1 shall be updated by the Administrative Agent from time to time to reflect any changes in the Term Loan Commitments as a result of assignments permitted by Section 9.10.

Term Loan Commitment Percentage.  With respect to each Bank having a Term Loan Commitment, the percentage set forth on Schedule 1 as such Bank’s percentage of the aggregate Term Loan Commitments of all the Banks.  Schedule 1 shall be updated by the Administrative Agent from time to time to reflect any changes in the Term Loan Commitment Percentages.

Term Loan Maturity Date.  June 30, 2008.

Total Commitment.  As of any date, the sum of the then-current Commitments of the Banks, provided that the Total Commitment shall not at any time exceed $80,000,000.

Total Fixed Charges.  For any period, (i) Interest Charges paid or required to be paid by the Borrower Affiliated Group in such period, plus (ii) the aggregate amount of scheduled principal payments required to be made by the Borrower Affiliated Group during such period with respect to any Indebtedness for borrowed money or capital lease obligations, plus (iii) any fees, including Letter of Credit Fees and Commitment Fees, required to be paid in connection with any of the foregoing Indebtedness.

Total Funded Debt.  As at any date of determination, on a Consolidated basis for the Borrower Affiliated Group (and without duplication), the sum of (i) the aggregate amount of the Loans outstanding on such date, plus (ii) the Stated Amount of Letters of Credit outstanding on such date, plus (iii) the aggregate amount of the Subordinated Debt outstanding on such date, plus (iv) all principal obligations arising under capital leases in effect on such date required to capitalized in accordance with GAAP, plus (v) all other Guarantees and Indebtedness for borrowed money of the Borrower Affiliated Group outstanding on such date.

1.2.                              Terms of General Application.  For all purposes of this Agreement and the other Security Documents, except as otherwise expressly provided herein or therein or unless the context otherwise requires:

(i)                                     references to any Person defined in this Agreement refer to such Person and its successor in title and assigns or (as the case may be) his successors, assigns, heirs, executors, administrators and other legal representatives;

(ii)                                  references to any agreement, instrument or document defined in this Agreement refer to such document as originally executed, or if subsequently varied, extended, renewed, modified, amended, restated or supplemented from time to time, as so varied, extended, renewed, modified, amended, restated or supplemented and in effect at the relevant time of reference thereto;

(iii)                               words importing the singular only shall include the plural and vice versa, and the words importing the masculine gender shall include the feminine gender and vice versa, and all references to dollars, $, U.S. Dollars or United States Dollars, shall be to Dollars;

(iv)                              accounting terms not otherwise defined in this Agreement or any of the other Security Documents have the meanings assigned to them in accordance with GAAP, on a basis consistent with the financial statements referred to in Section 4.7 of this Agreement;

(v)                                 all financial statements and other financial information provided by the Borrower and each other member of the Borrower Affiliated Group, to the Administrative Agent or any Bank shall be provided with reference to Dollars;

(vi)                              all of the obligations of the Borrower Affiliated Group under this Agreement and each other Security Document shall be the joint and several obligations of each member of the Borrower Affiliated Group; and

(vii)                           this Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Borrower Affiliated Group and the Administrative Agent and are the product of discussions and negotiations among all parties.  Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Banks merely on account of the Administrative Agent’s or any Bank’s involvement in the preparation of such documents.

SECTION II

DESCRIPTION OF CREDIT

2.                                       The Credit Facilities.

2.1.                              The Loans.

(a)                                  Revolving Credit Loans.  Subject to the terms and conditions set forth in this Agreement, each of the Banks having a Revolving Credit Commitment severally agrees to lend to the Borrower and the Borrower may borrow, repay and reborrow from time to time between the Closing Date and the Revolving Credit Maturity Date, such amounts as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank’s Revolving Credit Commitment; provided, however, that the maximum aggregate principal amount of all Revolving Credit Loans outstanding (after giving effect to the amounts requested), plus the aggregate Stated Amount of

Letters of Credit outstanding at such time, plus the aggregate amount of all unreimbursed draws under outstanding Letters of Credit, shall not at any time exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time; and provided, further, that at the time the Borrower requests a Revolving Credit Loan and after giving effect to the making thereof, no Default or Event of Default has occurred and is continuing.

The Revolving Credit Loans shall be made pro rata in accordance with the Revolving Credit Commitment Percentage of each Bank having a Revolving Credit Commitment.  If the aggregate principal amount of Revolving Credit Loans outstanding at any time, plus the aggregate Stated Amount of Letters of Credit outstanding at such time, plus the aggregate amount of any unreimbursed draws under outstanding Letters of Credit shall at any time exceed the Revolving Credit Commitment of all the Banks then in effect, the Borrower shall immediately pay to the Administrative Agent for the respective accounts of the Banks the amount of such excess.  Failure to make such payment on demand shall be an Event of Default hereunder.

(b)                                 Term Loan.  Subject to the terms and conditions set forth in this Agreement, each of the Banks having a Term Loan Commitment severally agrees to lend to the Borrower on the Closing Date, and the Borrower agrees to borrow on such date and repay in accordance with Section 2.12, an amount equal to such Bank’s Term Loan Commitment.

(c)                                  Loan Account.  The Administrative Agent shall enter Loans and advances made by the Banks to the Borrower pursuant to this Agreement (including, without limitation, on account of the Revolving Credit Loans, the Term Loan and any Letters of Credit) as debits in the Loan Account.  The Administrative Agent shall also record in the Loan Account all payments made by the Borrower on account of the Loans and may also record therein, in accordance with customary accounting practices, other debits and credits, including customary banking charges and all interest, fees, charges and expenses chargeable to the Borrower under this Agreement.  The debit balance of the Loan Account shall reflect the amount of the Borrower’s Obligations hereunder and shall be considered correct absent manifest error.  If there shall be a conflict, discrepancy or inconsistency between the Loan Account and any Note Schedule, the entries and records in the Loan Account shall control, supersede and prevail as among the Borrower, the Administrative Agent and the Banks.

2.2.                              The Notes.

(a)                                  The Revolving Credit Notes.  The Revolving Credit Loans shall be evidenced by separate Revolving Credit Notes of the Borrower to each Bank having a Revolving Credit Commitment in or substantially in the form of Exhibit A-1 hereto (collectively, the “Revolving Credit Notes”), with appropriate insertions for each such Bank.

(b)                                 The Term Notes.  The Term Loan shall be evidenced by separate Term Notes of the Borrower to each Bank having a Term Loan Commitment in or substantially in the form of Exhibit A-2 hereto (collectively, the “Term Notes”), with appropriate insertions for each such Bank.

(c)                                  Note Schedules.  The Administrative Agent and each Bank may, instead of or in addition to maintaining a loan account, and is hereby irrevocably authorized by the Borrower to, enter on the schedule forming a part of its Notes or otherwise in its records, appropriate notations (collectively, the “Note Schedules”) evidencing the date and the amount of each Loan, as applicable, the interest rate applicable thereto and the date and amount of each payment of principal made by the Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof.  The Administrative Agent and each Bank is hereby irrevocably authorized by the Borrower to attach to and make a part of its respective Notes a continuation of any such schedule as and when required.  No failure on the part of the Administrative Agent or any Bank to make any notation as provided in this subsection (c) shall in any way affect any Loan or the rights of the Banks or the Obligations of the Borrower with respect thereto.  If there shall be a conflict, discrepancy or inconsistency between the Loan Account and any Note Schedule, the entries and records in the Loan Account shall control, supersede and prevail as among the Borrower, the Administrative Agent and the Banks.

2.3.                              Conversion.  Provided that no Default or Event of Default shall have occurred and be continuing, and subject to and in accordance with the provisions of Section 2.4(a), the Borrower may convert all or any part (in integral multiples of $500,000) of any outstanding Loan into a Loan of the other type provided for in this Agreement in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of a LIBOR Loan, shall be the last day of the Interest Period applicable to such LIBOR Loan).  The Borrower shall give the Administrative Agent and the Banks prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.4.  All such conversions shall be made pro rata in accordance with each Bank’s Commitment Percentage applicable to the type of Loan being converted.

2.4.                              Notice and Manner of Borrowing or Conversion of Loans.

(a)                                  Whenever the Borrower desires to obtain or continue a Loan hereunder or convert an outstanding Loan into a Loan of the other type provided for in this Agreement, the Borrower shall notify the Administrative Agent (which notice shall be irrevocable) by telecopy or telephone received no later than 10:00 a.m. Boston, Massachusetts time on the date that is one (1) Business Day before the day on which the requested Loan is to be made or continued as or converted to a Prime Rate Loan, and received no later than 10:00 a.m. Boston, Massachusetts time on the date that is three (3) Business Days before the day on which the requested Loan is to be made or continued as or converted to a LIBOR Loan, provided that no more than eight (8) LIBOR Loans may be outstanding at any one time.  Such notice by the Borrower shall specify (i) the effective date and amount of each Loan to be obtained, continued or converted (or portion thereof to be continued or converted, as the case may be), subject to the limitations set forth in Section 2.1, (ii) the interest rate option to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and Section 2.8).  Each LIBOR Loan must be for an amount equal to at least $500,000 and in additional increments of $500,000.  Each such notification by telephone pursuant to Section 2.3 or this Section 2.4(a) (a “Notice of Borrowing or Conversion”) shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of Exhibit B hereto, provided that if such written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall be conclusive absent manifest error.

(b)                                 Subject to the terms and conditions hereof, each Bank shall make available to the Administrative Agent, in immediately available funds, no later than 1:00 p.m., Boston, Massachusetts time, on the date upon which any Prime Rate Loan or LIBOR Loan is to be made, such Bank’s Commitment Percentage of the requested Loan.  The Administrative Agent shall, in turn, make each Loan on the effective date specified therefor by crediting the amount of such Loan to the Borrower’s demand deposit account with the Administrative Agent.  In no event shall the Administrative Agent (in its capacity as Administrative Agent) have any obligation to make any funding or shall any Bank be obligated to fund more than its Commitment Percentage of the requested Prime Rate Loan or LIBOR Loan.

2.5.                              Commitment Fee.  The Borrower shall pay to the Administrative Agent, for the accounts of the Banks having Revolving Credit Commitments, in accordance with their respective Revolving Credit Commitment Percentages, a commitment fee computed at a rate per annum on the average daily aggregate amount, during each fiscal quarter or portion thereof, of the unborrowed portion of the Revolving Credit Commitment, (A) from the Closing Date through the second Business Day after the date on which the Compliance Certificate required to be delivered pursuant to Section 5.1(d) for the fiscal quarter of the Borrower Affiliated Group ending June 30, 2003 is delivered to the Administrative Agent, equal to 0.375%, and (B) thereafter, determined in accordance with the table below:

Funded Debt Ratio	Commitment Fee

Greater than or equal to 1.75 to 1.00	0.375%

Less than 1.75 to 1.00	0.25%

Commitment fees shall be payable quarterly in arrears, on the last day of September, December, March and June of each year beginning June 30, 2003, and on the Revolving Credit Maturity Date.

2.6.                              Fee Letter.  The Borrower shall pay to the Administrative Agent fees in the amounts and at the times outlined in the Fee Letter.

2.7.                              Reduction of Revolving Credit Commitment.  The Borrower may from time to time by written notice delivered to the Administrative Agent at least seven (7) Business Days prior to the date of the requested reduction, reduce by a minimum amount of $1,000,000, and in additional increments of $500,000, any unborrowed portion of the Revolving Credit Commitment.  No reduction of the Revolving Credit Commitment shall be subject to reinstatement.

2.8.                              Duration of Interest Periods.

(a)                                  Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a LIBOR Loan shall be as specified in the applicable Notice of Borrowing or Conversion.  The Borrower shall have the option to elect a subsequent Interest Period to be applicable to such Loan by giving notice of such election to the Bank received no later than 10:00 a.m. Boston, Massachusetts time on the date that is three (3) Business Days before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a LIBOR Loan.

(b)                                 If the Administrative Agent does not receive a notice of election of duration of an Interest Period for a LIBOR Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default or an Event of Default exists, the Borrower shall be deemed to have elected to convert such Loan in whole into a Prime Rate Loan on the last day of the then current Interest Period with respect thereto.

(c)                                  Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the case may be.

2.9.                              Interest Rates and Payments of Interest.

(a)                                  Each Revolving Credit Loan and portion of the Term Loan which is a Prime Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Prime Rate plus the Applicable Prime Rate Margin, which rate shall change contemporaneously with any change in the Prime Rate.  Such interest shall be payable on the last day of any fiscal quarter in which a Prime Rate Loan is outstanding hereunder, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

(b)                                 Each Revolving Credit Loan and portion of the Term Loan which is a LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the LIBOR Rate plus the Applicable LIBOR Margin.  Such interest (including any adjustments made in the Administrative Agent’s discretion consistent with the definition of LIBOR Rate to take into consideration any change in the LIBOR Reserve Percentage) shall be payable for such Interest Period (i) on the earlier of the last day of such Interest Period and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day of such Interest Period and (ii) when such LIBOR Loan is due (whether at maturity, by reason of acceleration or otherwise).

(c)                                  For purposes of this Section 2.9, with reference to (1) the “Applicable Prime Rate Margin” shall be equal to (A) from the Closing Date through the second Business Day after the date on which the compliance certificate required to be delivered pursuant to Section 5.1(d), for the preceding rolling twelve (12) month period of the Borrower Affiliated Group ending September 30, 2003 is delivered to the Administrative Agent, a percentage equal to at least 1.75%, and (B) thereafter, the percentage determined for each Rate Period by reference to Table 1 below, and (ii) the “Applicable LIBOR Margin” shall be equal to (A) from the Closing Date through the second Business Day after the date on which the compliance certificate required to be delivered pursuant to Section 5.1(d), for the preceding rolling twelve (12) month period of the Borrower Affiliated Group ending September 30, 2003 is delivered to the Administrative Agent, a percentage equal to at least 1.75%, and (B) thereafter, the percentage determined for each Rate Period by reference to Table 1 below:

Table 1

Revolving Credit Loans
and the Term Loan

Funded Debt Ratio	Applicable Prime Rate Margin	Applicable LIBOR Margin

a) greater than or equal to 2.25 to 1	0.00%	2.00%

b) less than 2.25 to 1 but greater than or equal to 1.50 to 1	0.00%	1.75%

c) less than 1.50 to 1	0.00%	1.50%

For purposes of determining the Applicable Prime Rate Margin and the Applicable LIBOR Margin, the Funded Debt Ratio will be tested quarterly, commencing with the second full fiscal quarter of the Borrower Affiliated Group following the Closing, based on the financial statements and compliance certificate required to be delivered pursuant to Sections 5.1(a) or (b), as applicable, and 5.1(d), respectively.  For purposes of determining the interest rate for any Rate Period hereunder, any interest rate change shall be effective two (2) Business Days after the date on which the financial statements and compliance certificate required to be delivered pursuant to Sections 5.1(a) or (b) and 5.1(d), respectively, is delivered to the Administrative Agent, together with a notice to the Administrative Agent (which shall be verified by the Administrative Agent) specifying any change in the Applicable Prime Rate Margin and the Applicable LIBOR Margin, and if the Borrower has failed to deliver the compliance certificate required to be delivered pursuant to Sections 5.1(a) or (b), as applicable, and 5.1(d), respectively, the Applicable Prime Rate Margin and the Applicable LIBOR Margin that would otherwise be in effect shall automatically be increased by .25% until such compliance certificate is delivered.

2.10.                        Changed Circumstances.

(a)                                  In the event that:

(i)                                     on any date on which the LIBOR Rate would otherwise be set the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate, as the case may be, or

(ii)                                  at any time the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that:

(A)                              the making or continuation of, or conversion of any Loan to, a LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the London interbank market or (2) compliance by the Administrative Agent or any Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not haying the force of law); or

(B)                                the LIBOR Rate shall no longer represent the effective cost to any Bank for United States dollar deposits in the London interbank market;

then, and in any such event, the Administrative Agent shall promptly so notify the Borrower thereof in writing.  Until the Administrative Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of each Bank to allow selection by the Borrower of the type of Loan affected by the contingencies described in this Section 2.10(a) (herein called “Affected Loans”) shall be suspended.  If at the time the Administrative Agent so notifies the Borrower, the Borrower has previously given the Administrative Agent a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be void and the Borrower may borrow Loans of a non-affected type by giving a substitute Notice of Borrowing or Conversion pursuant to Section 2.4.

Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.15, and may borrow a Loan of another type in accordance with Section 2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.4 hereof.

The provisions of this Section 2.10(a) shall be applied to the Borrower so as not to discriminate against the Borrower vis-à-vis other customers of the applicable Bank.

(b)                                 In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

(i)                                     subjects the Administrative Agent or any Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Administrative Agent or such Bank imposed by the United States of America or any political subdivision thereof), or

(ii)                                  imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Administrative Agent or any Bank

(other than such requirements as are already included in the determination of the LIBOR Rate), or

(iii)                               imposes upon the Administrative Agent or any Bank any other condition with respect to its performance under this Agreement or any other Loan Document,

and the result of any of the foregoing is to increase the cost to the Administrative Agent or such Bank, reduce the income receivable by the Administrative Agent or such Bank or impose any expense upon the Administrative Agent or such Bank with respect to any Loans or any payments made under or with respect to the Letters of Credit, the Administrative Agent shall promptly notify the Borrower thereof.  The Borrower agrees to pay to the Administrative Agent or such Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Administrative Agent or such Bank of a written statement of such amount and setting forth in reasonable detail the Administrative Agent’s or such Bank’s calculation thereof, which statement shall be deemed true and correct absent manifest error.  The provisions of this Section 2.10(b) shall be applied to the Borrower so as not to discriminate against the Borrower vis-à-vis other customers of the applicable Bank.

2.11.                        Capital Requirements.  If after the date hereof the Administrative Agent or any Bank determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by the Administrative Agent or any Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Administrative Agent’s or such Bank’s or such holding company’s capital as a consequence of the Administrative Agent’s or such Bank’s commitment to make Loans hereunder to a level below that which the Administrative Agent or such Bank or such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Administrative Agent’s or such Bank’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by the Administrative Agent or such Bank to be material, then the Administrative Agent shall promptly notify the Borrower thereof.  The Borrower agrees to pay to the Administrative Agent or such Bank the amount of such reduction of capital as and when such reduction is determined, upon presentation by the Administrative Agent or such Bank of a written statement in the amount and setting forth in reasonable detail the Administrative Agent’s or such Bank’s calculation thereof, which statement shall be deemed true and correct absent manifest error.  In determining such amount, the Administrative Agent or such Bank may use any reasonable averaging and attribution methods.  The provisions of this Section 2.11 shall be applied to the Borrower so as not to discriminate against the Borrower vis-à-vis other customers of the applicable Bank.

Upon the receipt by the Borrower from any Bank (an “Affected Bank”) of a claim for compensation under Section 2.10 or this Section 2.11, which claim shall be delivered to the Borrower promptly after the Affected Bank has determined that it is entitled to compensation, the Borrower may: (i) request one or more of the other Banks to acquire and assume all or part of such Affected Bank’s Loans and Commitments; or (ii) designate a replacement bank or financial institution satisfactory to the Administrative Agent in its sole discretion.  If one or more of the other Banks in its sole discretion agrees to acquire all or part of such Affected Bank’s Loans and Commitments or if such a satisfactory replacement bank or financial institution is designated, the Affected Bank shall promptly assign all or such part of its Loans and Commitments.

2.12.                        Payments and Prepayments of the Loans.

(a)                                  The entire principal of the Revolving Credit Notes shall be absolutely due and payable by the Borrower to the Banks on the Revolving Credit Maturity Date.  All of the other Indebtedness evidenced by the Revolving Credit Notes shall, if not sooner paid, also be absolutely due and payable by the Borrower to the Banks on the Revolving Credit Maturity Date.

(b)                                 The entire principal of the Term Notes shall be payable by the Borrower to the Banks in 20 consecutive quarterly installments of principal.  Such quarterly installments of principal shall be payable on the installment payment dates, and shall be in the amounts, set forth below:

Installment Payment Date	Aggregate Amount of Payment
09/30/03	$714,285
12/31/03	$714,285
03/31/04	$714,285
06/30/04	$714,285
09/30/04	$714,285
12/31/04	$714,285
03/31/05	$714,285
06/30/05	$714,285
09/30/05	$714,285
12/31/05	$714,285
03/31/06	$714,285
06/30/06	$714,285
09/30/06	$714,285
12/31/06	$714,285
03/31/07	$714,285
06/30/07	$714,285
09/30/07	$714,285
12/31/07	$714,285
03/31/08	$714,285
06/30/08	$6,428,585

All of the indebtedness evidenced by each Term Note shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by the Borrower to the Banks on the Term Loan Maturity Date.

(c)                                  Revolving Credit Loans that are Prime Rate Loans may be voluntarily prepaid at any time, without premium or penalty, upon 5 Business Days’ prior written notice to the Administrative Agent and each Bank.  Subject to the provisions of Section 2.15, Revolving Credit Loans that are LIBOR Loans may be voluntarily prepaid at any time, without premium or penalty, upon 5 Business Days’ prior written notice to the Administrative Agent and each Bank.  Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment.  No prepayment of the Revolving Credit Loans prior to the Revolving Credit Maturity Date shall affect the Total Commitment or impair the Borrower’s right to borrow as set forth in Section 2.1.  Partial prepayments of the Revolving Credit Loans shall be in an amount equal to $500,000 or an integral multiple thereof.  In the case of any partial payment of the Revolving Credit Loans, the total amount of such partial payment shall be allocable among the Revolving Credit Loans, subject to adjustment as provided in Section 8.5, pro rata in accordance with the Revolving Credit Commitment Percentage of each Bank having a Revolving Credit Commitment.

(d)                                 Subject to the provisions of Section 2.15, the Term Loan may be voluntarily prepaid at any time, in whole or in part, without premium or penalty, upon 5 Business Days’ prior written notice to the Administrative Agent and each Bank, provided that interest accrued on the amounts so paid to the date of such payment must be paid at the time of any such payment.  Partial prepayments of the Term Loan shall be in an amount equal to $500,000 or an integral multiple thereof.  In the case of any partial prepayment of the Term Loan, the total amount of such partial prepayment shall be allocable, subject to adjustment as provided in Section 8.5, pro rata to each Bank having a Term Loan Commitment in accordance with each such Bank’s Term Loan Commitment Percentage.

(e)                                  The Borrower shall be required to make mandatory prepayments of the Loans as set forth below (each a “Mandatory Prepayment”), such payments being due and payable on the day on which any Net Proceeds are received with respect to clauses (i) through (iv) below, and on the date on which the financial statements referred to below are required to be delivered, whether or not such financial statements are actually delivered, with respect to clause (v) below:

(i)                                     subject to Section 6.5, an amount equal to 50% of the Net Proceeds received by the Borrower or any other member of the Borrower Affiliated Group from the sale or other disposition of any of its respective non-core assets, except for (x) sales of Inventory in the ordinary course of business, (y) sales of assets wholly in the ordinary course of business having an aggregate purchase price of not more than $750,000 (together with amounts under subclause (z) below) in any fiscal year, provided that all such sales are made at fair market value, and (z) sales of obsolete equipment having an aggregate value not exceeding $750,000 (together with amounts under subclause (y) above) in any fiscal year, provided that the proceeds of such sales are reinvested in equipment serving the same or similar function within 60 days after the receipt of such Net Proceeds and further provided that the remaining 50% of the Net Proceeds received by the Borrower or any other member of the Borrower Affiliated Group from the sale or other disposition of any of its respective non-core assets shall be due and payable one (1) year from the date of such asset sale to the extent such Net Proceeds are not reinvested in Permitted Acquisitions during such period;

(ii)                                  subject to Section 6.1, an amount equal to 100% of the Net Proceeds received from the incurrence of any Indebtedness for borrowed money, except for the Indebtedness described in either clause (c) or (e) of Section 6.1;

(iii)                               an amount equal to 100% of the proceeds of insurance received by the Borrower, any other member of the Borrower Affiliated Group or the Administrative Agent, except for any of such proceeds of insurance which are expressly permitted to be retained by the Borrower or such member of the Borrower Affiliated Group pursuant to the Security Agreements or Leasehold Mortgages and which are fully re-deployed in the ordinary course of business within six (6) months from the date so recovered, provided that up to $300,000 of insurance proceeds may be applied by the Borrower or any member of the Borrower Affiliated Group for repairs and/or replacements without such six (6) month limitation;

(iv)                              an amount equal to 100% of the Net Proceeds received from the sale of any Equity Securities by the Borrower or any other member of the Borrower Affiliated Group, except for Equity Securities issued to employees, directors and consultants in connection with an employee benefit or equity incentive plan existing on the date hereof or hereafter adopted by the Board of Directors of the Borrower or such other member of the Borrower Affiliated Group; and

(v)                                 commencing on April 30, 2004 and annually thereafter, an amount equal to 50% of the Excess Cash Flow of the Borrower Affiliated Group for each fiscal year of the Borrower Affiliated Group (commencing with the fiscal year ended December 31, 2003), as evidenced by the financial statements required to be delivered pursuant to Section 5.1(a); provided that notwithstanding the foregoing, if at the end of any fiscal year of the Borrower Affiliated Group, the Funded Debt Ratio (as evidenced by the annual audited financial statements required to be delivered pursuant to Section 5.1(a)) is less than 1.50 to 1 for the four consecutive fiscal quarters ending with the last fiscal quarter of such fiscal year, the requirement to prepay from Excess Cash Flow pursuant to this clause (v) shall be eliminated for such fiscal year.

Subject to the proviso set forth in the last sentence of this paragraph, Mandatory Prepayments shall be applied to installments of principal due under the Term Loan in inverse order of maturity, until the Term Loan has been paid in full.  Mandatory prepayments of Prime Rate Loans shall be made without any premium or penalty.  Mandatory Prepayments of LIBOR Loans shall be made subject to the provisions of Section 2.15, provided that, if no Default or Event of Default has occurred, the Borrower shall be permitted to make any such Mandatory Prepayment that is due prior to the end of an Interest Period to a cash collateral account established and controlled by the Administrative Agent.  Any such amounts will be held in such cash collateral account until the end of the applicable Interest Period and then applied to the Term Loan as described in this clause (e), and such payment of the Term Loan shall be deemed made at the end of such Interest Period for purposes of Section 2.15.  All such Mandatory Prepayments shall be allocable to the Term Loan pro rata to each Bank having a Term Loan Commitment in accordance with each such Bank’s Term Loan Commitment Percentage.  Upon payment in full of the Term Loan, all Mandatory Prepayments under Sections 2.12(e)(i) through 2.l2(e)(iv) shall be applied to the Revolving Credit Loans, until the Revolving Credit Loans have been paid in full (with a concurrent permanent reduction of the Revolving Credit Commitments, pro rata, by such Mandatory Prepayment amounts); provided, however, that (A) Mandatory Prepayments shall no longer be required under Section 2.l2(e)(v) upon repayment in full of the Term Loan, and (B) 100% of any Net Proceeds received with respect to the sale of the Cambridge Fee Location shall be applied to the Revolving Credit Loans on a pro rata basis, until the Revolving Credit Loans have been paid in full (without a concurrent reduction of the Revolving Credit Commitments).

2.13.                        Method of Payment; Withholding Tax Exemption.

(a)                                  All payments and prepayments of principal and all payments of interest and other amounts shall be made by the Borrower to the Administrative Agent, for the respective accounts of the Banks or (as the case may be) the Administrative Agent, at 28 State Street, Boston, Massachusetts 02109, in immediately available funds, on or before 11:00 a.m. (Boston, Massachusetts time) on the due date thereof, free and clear of, and without any deduction or withholding for, any present or future taxes (excluding any taxes imposed on the net income of any Bank or the Administrative Agent) or other fees, withholdings or other charges or payments (“Taxes or Other Payments”).  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required with respect to any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and (iii) pay to the Administrative Agent such additional amount or amounts as shall be necessary to ensure that the net amount actually received by the Administrative Agent shall equal the full amount the Administrative Agent would have received, had no such withholding or deduction been required. The Borrower authorizes the Administrative Agent and each Bank, in the Administrative Agent’s or such Bank’s sole discretion, to charge to any deposit account which the Borrower may maintain with the Administrative Agent or such Bank the principal, interest, fees, charges, taxes and expenses provided for in this Agreement or any other document executed and delivered in connection herewith, or to advance to the Borrower and to charge to it as a Revolving Credit Loan a sum sufficient to pay such principal, interest, fees, charges, taxes and expenses, with notice thereafter sent to Mac-Gray’s chief financial officer in accordance with the Administrative Agent’s or such Bank’s customary practice.

(b)                                 At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof (herein, a “Foreign Bank”) agrees that it will deliver to each of the Borrower and the Administrative Agent (or, in the case of a Participant or an Assignee, to the Bank from which the interest was transferred) two duly completed and executed copies of either U.S. Internal Revenue Service Form 1001 or Form 4224 (or any subsequent versions thereof or successors thereof), certifying in either case that such Foreign Bank is entitled to receive payments under this Agreement and the Notes either without deduction or withholding of any United States federal income taxes or at a reduced rate of any United States federal income taxes, as the case may be.  Each Foreign Bank which so delivers a Form 1001 or Form 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Foreign Bank is entitled to receive payments under this Agreement and the Notes either without deduction or withholding of any United States federal income taxes or at a reduced rate of any United States federal income taxes as the case may be, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Foreign Bank from duly completing and delivering any such form with respect to it and such Foreign Bank advises the Borrower and the Administrative Agent in writing that it is no longer capable of receiving payments without any deduction or withholding of United States federal income taxes.

(c)                                  If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from the Taxes and Other Payments unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from such Taxes and Other Payments for periods governed by such form; provided, however, that, if at the date of the Assignment and Assumption pursuant to which an Assignee becomes a party to this Agreement, the assigning Bank was entitled to payments under Section 2.13 in respect of United States withholding tax with respect to interest paid at such date, then the term Taxes and Other Payments shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes and Other Payments) United States withholding tax, if any, applicable with respect to the Assignee on such date, but only to the extent that the assigning Bank was so entitled to such payments under Section 2.13.

(d)                                 For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form described in Subsection 2.13(b) above (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under Subsection 2.13(b) above), such Bank shall not be entitled to any additional payments under Section 2.10 or Section 2.13(a) with respect to Taxes and Other Payments imposed by the United States by reason of such failure; provided, however, that should a Bank become subject to Taxes and Other Payments because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Bank reasonably shall request to assist the Bank to recover such Taxes and Other Payments.

(e)                                  If a Bank or the Administrative Agent receives a refund in respect of any Taxes or Other Payments as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 2.10 or this Section 2.13, it shall, within 60 days from the date of such receipt, pay over the amount of such refund to the Borrower, net of all reasonable out-of-pocket expenses of such Bank or the Administrative Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Borrower, upon the written request of such Bank or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other reasonable charges) to such Bank or the Administrative Agent in the event such Bank or the Administrative Agent is required to repay such refund to such taxation authority.

2.14.                        Default Rate Interest, Etc.

(a)                                  After and during the continuance of any Default or Event of Default, all amounts outstanding hereunder or under any other Loan Document (including, without limitation, all principal, interest and fees outstanding) shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to (i) if such due date occurs prior to the end of an Interest Period, 2% above the interest rate applicable to such Loan for such Interest Period until the expiration of such Interest Period, and thereafter, 2% above the rate then applicable to Prime Rate Loans; and (ii) in all other cases, 2% above the rate then applicable to Prime Rate Loans.

(b)                                 After and during the continuance of any Default or Event of Default, the Letter of Credit fees payable under Section 2.18 shall be increased to a rate per annum equal to 2% above the rate applicable thereto prior to the occurrence thereof.

2.15.                        Payments Not at End of Interest Period.  If the Borrower for any reason makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of an Interest Period applicable to such LIBOR Loan, or fails to borrow or continue or convert to a LIBOR Loan after giving a Notice of Borrowing or Conversion pursuant to Section 2.4, the Borrower shall pay to the Administrative Agent for the respective accounts of the Banks an amount computed pursuant to the following formula:

L = (R - T) x P x D

360

L =                   amount payable to the Administrative Agent for the accounts of the Banks

R =                  interest rate on such Loan

T =                  effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at the Administrative Agent’s sole discretion, maturing on or near the last day of the then applicable Interest Period of such Loan and in approximately the same amount as such Loan can be purchased by the Administrative Agent on the day of such payment of principal or failure to borrow or continue or convert

P =                   the amount of principal prepaid or the amount of the requested Loan

D =                 the number of days remaining in the Interest Period as of the date of such      payment or the number of days of the requested Interest Period

The Borrower shall pay such amount upon presentation by the Administrative Agent of a statement setting forth the amount and the Administrative Agent’s calculation thereof (in reasonable detail) pursuant hereto, which statement shall be deemed conclusive and binding absent manifest error. In addition to the foregoing amount, the Borrower agrees to reimburse the Administrative Agent (without duplication) for any costs associated with marking to market any obligations of the Borrower under any Hedging Contract(s) that are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of any LIBOR Loan on a date other than the scheduled last day of the applicable Interest Period. Such additional amounts shall be paid by the Borrower upon presentation by the Administrative Agent of a statement setting forth the amount and the Administrative Agent’s calculation thereof (in reasonable detail) pursuant hereto, which statement shall be deemed conclusive and binding absent manifest error. The Borrower acknowledges and agrees that (i) the Administrative Agent shall have no obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate may be used merely as a reference in determining such rate, and (iii) the Borrower has accepted the LIBOR Rate as a fair and reasonable basis for calculating such rate, any other amount payable hereunder and any other funding losses incurred by the Administrative Agent. The Borrower further agrees to pay such amount and any other funding losses, if any, whether or not the Administrative Agent elects to purchase, sell and/or match funds.

2.16.                        Computation of Interest and Fees; Maximum Interest.  Interest and all fees payable hereunder on account of Prime Rate Loans shall be computed daily on the basis of a year of 365/366 days and paid for the actual number of days for which due.  Interest and all fees payable hereunder on account of LIBOR Loans shall be computed daily on the basis of 360 days and paid for the actual number of days for which due.  If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time.  If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment.  Notwithstanding any other term of this Agreement, the Notes or any other document referred to herein therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Notes by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, the Notes, the Letter of Credit applications, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

2.17.                        Letters of Credit.  In addition, upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower made herein, the Issuing Bank agrees to issue, under the joint responsibilities of the Banks having Revolving Credit Commitments, to the extent permitted by law and the Uniform Custom Practices of the International Chamber of Commerce governing Letters of Credit (Publication No. 500 or any successor thereto), one or more Letters of Credit on the application and for the account of the Borrower, during the period from the Closing Date to 14 days prior to the Revolving Credit Maturity Date; provided that the Stated Amount of Letters of Credit outstanding at any time, plus the aggregate amount of all unreimbursed draws under such outstanding Letters of Credit, shall not at any time (i) exceed $2,000,000 in the aggregate, or (ii) when added to the then outstanding amount of Revolving Credit Loans at such time, exceed the aggregate amount of the Revolving Credit Commitments of all the Banks at such time; and provided, further that at the time the Borrower requests the issuance of a Letter of Credit and after giving effect to the issuance thereof, there has not occurred and is not continuing a Default or an Event of Default.  It is understood and agreed by the parties hereto that amounts drawn under such Letters of Credit shall become immediately due and payable by the Borrower to the Administrative Agent, for the ratable accounts of the Issuing Bank and the Banks, and shall bear interest at the rate then applicable to Revolving Credit Loans that are Prime Rate Loans, and, if not paid forthwith, shall be added to the Loan Account as Revolving Credit Loans and shall be immediately due and payable upon the Revolving Credit Maturity Date (or, if earlier, upon acceleration of the Loans).  Upon the issuance of each Letter of Credit by the Issuing Bank, each Bank having a Revolving Credit Commitment shall be deemed to automatically have purchased a participation in such Letter of Credit in accordance with its Commitment Percentage of the Revolving Credit Commitment and each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank’s Revolving Credit Commitment Percentage thereof, to reimburse the Issuing Bank on demand for the amount of each draft paid by such Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant hereto.  In addition, all Letters of Credit shall, unless the Administrative Agent, the Issuing Bank and the Banks otherwise agree in writing, have a stated expiration date not to exceed one year and shall, in any event, expire not later than 14 days prior to the Revolving Credit Maturity Date.

In order to evidence such Letters of Credit, the Borrower shall enter into, with the Issuing Bank and the Banks, such agreements and execute such customary instruments and documents as the Administrative Agent, the Issuing Bank and the Banks reasonably require, including, but not limited to, a letter of credit application and agreement.

2.17(A).                              Carryover LC’s.  The parties hereto agree that on the Closing Date the Carryover LC’s shall remain outstanding and shall be deemed to have been issued pursuant to this Agreement by Citizens Bank of Massachusetts, in its capacity as Issuing Bank hereunder, and such Carryover LC’s shall be treated, for all purposes of this Agreement and the other Loan Documents, as outstanding Letters of Credit.

2.18.                        Letter of Credit Fees.  A per annum Letter of Credit fee shall be payable upon the issuance thereof to the Issuing Bank, for the ratable accounts of the Banks, on each standby Letter of Credit at a rate per annum equal to the Applicable LIBOR Margin applicable to Revolving Credit Loans then in effect multiplied by the face amount of such Letter of Credit, along with, solely for the account of the Issuing Bank, such documentary issuing, processing and other fees as are customarily charged by the Issuing Bank on standby Letters of Credit (provided that no fronting fee shall be applicable upon the issuance of any such Letter of Credit upon the issuance thereof).  The Letter of Credit fees for each Letter of Credit shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter.

2.19.                        Interdependence of Borrower Affiliated Group.  In order to induce each of the Banks to enter into this Agreement and the other Loan Documents to which it is a party, and grant the Loans hereunder and issue the Letters of Credit, the Borrower and each other member of the Borrower Affiliated Group hereby jointly and severally represent and warrant that:

(i)                                     the business of each member of the Borrower Affiliated Group shall benefit from the successful performance of the business of each other member of the Borrower Affiliated Group, and the Borrower Affiliated Group as a whole;

(ii)                                  each member of the Borrower Affiliated Group has cooperated to the extent necessary and shall continue to cooperate with each other member of the Borrower Affiliated Group to the extent necessary in the development and conduct of each other member of the Borrower Affiliated Group’s business, and shall to the extent necessary share and participate in the formulation of methods of operation, distribution, leasing, inventory control, and other similar business matters essential to each member of the Borrower Affiliated Group’s business;

(iii)                               the failure of any member of the Borrower Affiliated Group to cooperate with all other members of the Borrower Affiliated Group in the conduct of their respective businesses shall have an adverse impact on the business of each other member of the Borrower Affiliated Group, and the failure of any member of the Borrower Affiliated Group to associate or cooperate with all other members of the Borrower Affiliated Group is reasonably likely to impair the goodwill of such other members of Borrower Affiliated Group and the Borrower Affiliated Group as a whole; and

(iv)                              each member of the Borrower Affiliated Group is accepting joint and several liability for the Obligations and represents and warrants that the financial accommodations being provided hereby are for the mutual benefit, directly and indirectly, of each member of the Borrower Affiliated Group.

SECTION III

CONDITIONS OF LOANS

3.1.                              Conditions Precedent to the Term Loan; Initial Revolving Credit Loan and Initial Letters of Credit.  The obligation of the Banks to make the Term Loan and the initial Revolving Credit Loan and to issue any Letter of Credit on the Closing Date, is subject to the fulfillment on the Closing Date of each of the following conditions precedent:

3.1.1.                     Loan Documents, Ancillary Documents, Etc.

(i)                                   Each of (A) the Loan Documents (other than the Hedging Contract(s) and the Assignment of Hedging Contract(s)) and (B) the Ancillary Documents, shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on and as of the Closing Date.

(ii)                                Executed original counterparts of each of the Loan Documents (other than the Hedging Contract(s) and the Assignment of Hedging Contract(s)), and copies (or originals, as requested by the Administrative Agent) of each of the

Ancillary Documents, as executed and delivered by the respective parties thereto, shall have been furnished to the Administrative Agent.

3.1.2.                     Legality of Transactions.  No change in applicable law or regulation shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Administrative Agent or any of the Banks to perform any of their agreements or obligations under any of the Loan Documents to which they are a party on the Closing Date, or (ii) for the Borrower, or any other member of the Borrower Affiliated Group to perform any of its agreements or obligations under any of the Loan Documents or Ancillary Documents to which it is a party on the Closing Date.

3.1.3.                     Representations and Warranties.  Each of the representations and warranties made by or on behalf of the Borrower and each other member of the Borrower Affiliated Group to the Administrative Agent and the Banks in this Agreement or the other Loan Documents shall be true and correct when made, shall, for all purposes of this Agreement, be deemed to be repeated on and as of the Closing Date, and shall be true and correct on and as of such date.

3.1.4.                     Performance, Consents, No Defaults, Litigation, Etc.  The Borrower and each other member of the Borrower Affiliated Group shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in any of the Loan Documents or Ancillary Documents to which it is a party or by which it is bound which are required to be performed on the Closing Date.  All necessary consents and/or waivers in connection with the consummation of the transactions contemplated by the Loan Documents shall have been obtained by the Borrower and the other members of the Borrower Affiliated Group and copies thereof shall have been delivered to the Administrative Agent and the Banks.  No event shall have occurred on or prior to the Closing Date and be continuing on such Closing Date, and no condition shall exist on such Closing Date, which constitutes a Default or an Event of Default.  No litigation or other proceeding shall be continuing, or pending or threatened in writing, which could have a material adverse effect on the condition (financial or otherwise), business, assets, operations, income, or prospects of the Borrower Affiliated Group taken as a whole.

3.1.5.                     Certified Copies of Charter Documents.  The Administrative Agent shall have received from each of the Borrower and the other members of the Borrower Affiliated Group a copy, certified by a duly authorized officer of each of the Borrower and such other members of the Borrower Affiliated Group to be true and complete on the Closing Date, of (i) its charter or other incorporation documents, as in effect on such date of certification, certified by the Secretary of State of its jurisdiction of incorporation, and (ii) its by-laws as in effect on such date.

3.1.6.                     Proof of Corporate Action.  The Administrative Agent shall have received from each of the Borrower and each other member of the Borrower Affiliated Group a copy, certified by a duly authorized officer of each of the Borrower and such other member of the Borrower Affiliated Group to be true and complete on the Closing Date, of records of all corporate action taken by each of the Borrower and such member of the Borrower Affiliated Group to authorize, as applicable (i) its execution and delivery of the Loan Documents and the Ancillary Documents to which it is or is to become a party, (ii) its performance of all of its agreements and obligation under each of such documents, and (iii) any borrowings and other transactions contemplated by this Agreement.

3.1.7.                     Incumbency Certificate.  The Administrative Agent shall have received from each of the Borrower and each other member of the Borrower Affiliated Group an incumbency certificate, dated the Closing Date and signed by the duly authorized officers of each of the Borrower and such other member of the Borrower Affiliated Group, and giving the name and bearing a specimen signature of each individual who shall be authorized, as applicable: (i) to sign, in the name and on behalf of each of the Borrower and such other member of the Borrower Affiliated Group, each of the Loan Documents and each of the Ancillary Documents to which it is or is to become a party; (ii) to make application for the Loans or conversion thereof; and (iii) to give notices to take other action on its behalf under the Loan Documents.

3.1.8.                     Proceedings and Documents.  All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents, the Ancillary Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Administrative Agent and the Administrative Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Administrative Agent shall have reasonably requested.

3.1.9.                     Good Standing, Etc.  The Administrative Agent shall have received a long-form certificate of the Secretary of State of the respective jurisdictions of incorporation of each of the Borrower and each other member of the Borrower Affiliated Group as to each of the Borrower’s and such other member of the Borrower Affiliated Group’s legal existence and good standing in such state and listing all documents on file in the office of said Secretary of State.  The Administrative Agent shall also have received certificates of qualification to do business from any jurisdictions in which each of the Borrower and each other member of the Borrower Affiliated Group is required to be qualified.

3.1.10.               Fees.  The Borrower shall have complied with its obligations under Section 2.6 to pay the fees described in the Fee Letter, and the Letter of Credit fees described in Section 2.18, and all legal fees and expenses and collateral examination fees and other fees and expenses incurred by the Administrative Agent in connection with the consummation of the transactions contemplated by this Agreement.

3.1.11.               Legal Opinions.  The Administrative Agent shall have received a written legal opinion, addressed to the Administrative Agent and the Banks, dated the Closing Date, from Goodwin Procter, LLP counsel to the Borrower Affiliated Group, in or substantially in the form of Exhibit E hereto.

3.1.12.               Collateral Examination: Financial Condition.  The Administrative Agent and each of the Banks shall have completed their due diligence, including a review of the assets of the Borrower Affiliated Group.  The Administrative Agent and the Banks shall have received, reviewed and approved, in their reasonable discretion, the Initial Financial Statement and the Five-Year Projections.  The Administrative Agent and the Banks shall be satisfied that there has been no material adverse change in the condition (financial or otherwise), business, assets, operations, income or prospects of the Borrower Affiliated Group taken as a whole since the most recent financial statements referred to in Section 4.7.

3.1.13.               Security Documents; U.C.C. and other Search Reports; Insurance; Patents, Trademarks and Copyrights.  The Security Documents and the appropriate financing statements and filings (in the name of the Borrower and each other member of the Borrower Affiliated Group) and other documents in respect thereto and necessary to enable the Administrative Agent to perfect a legal, valid and enforceable first-priority security interest in the Collateral described therein for the benefit of the Banks, shall have been duly executed by each of the Borrower and such other members of the Borrower Affiliated Group, and filed or recorded, as applicable, in all appropriate filing offices or other locations necessary for the perfection of such first-priority interests, and all other actions necessary for the perfection of such interests (other than with respect to motor vehicles) shall have been completed.  The Administrative Agent shall have received reports concerning the results of searches of the Patent and Trademark Office, the Copyright Office and Uniform Commercial Code filing offices for the Borrower and each other member of the Borrower Affiliated Group in each jurisdiction where Collateral or other assets are located made no more than 30 days prior to the Closing Date.  In addition, the Administrative Agent shall have received satisfactory evidence that all Cash Management Agreements have been delivered, and that necessary arrangements thereunder have become effective.  The Administrative Agent shall have received the original stock certificates, together with stock powers endorsed in blank, for (i) all of the issued and outstanding capital stock of each member of the Borrower Affiliated Group except Mac-Gray and any Foreign Subsidiary (as defined in the Mac-Gray Pledge Agreement), and (ii) 65% of the issued and outstanding capital stock of any Foreign Subsidiary.  The Administrative Agent shall have received satisfactory evidence that liability insurance and casualty insurance, including any insurance as is required by the Security Documents to be in effect in respect of all real and personal property and fixtures, of each of the Borrower and each other member of the Borrower Affiliated Group is in effect and the interest of the Administrative Agent as mortgagee, loss payee and additional insured has been duly endorsed upon all instruments of insurance issued in respect of such property and in respect of liability.  All such insurance shall provide for 30 days’ advance written notice to the Administrative Agent of any cancellation thereof.  The Administrative Agent shall also have received signed Landlord Waivers and/or Bailee Notices, as applicable, for each location leased by the Borrower or any other member of the Borrower Affiliated Group, each in form and substance satisfactory to the Administrative Agent.  Arrangements satisfactory to the Administrative Agent shall have been made for the due filing of each of the Services Patent and Trademark Security Agreement and the Intirion Patent and Trademark Security Agreement in the United States Patent and Trademark Office.

3.1.14.               Solvency.  The Administrative Agent and the Banks shall have received reasonably satisfactory evidence that the Borrower and each other member of the Borrower Affiliated Group is solvent, and will be solvent after giving effect to the Loans to be made hereunder on the Closing Date.

3.1.15.               Payoff and Release Letter.  The Administrative Agent shall have received a payoff and release letter (and related UCC-3 financing statements or other discharges) in form and substance satisfactory to the Administrative Agent and the Banks from Fleet National Bank, as the prior agent, and arrangements completely satisfactory to the Banks shall have been made by the Borrower with respect thereto; and neither the Borrower nor any other member of the Borrower Affiliated Group shall have any outstanding Indebtedness, other than as permitted by Section 6.1.

3.2.                              Conditions Precedent to all Loans and Letters of Credit.  The obligation of each Bank to make each Loan and issue each Letter of Credit, including the initial Loans, or continue or convert Loans to Loans of the other type, is further subject to the following conditions:

(a)                                  timely receipt by the Administrative Agent and the Banks of the Notice of Borrowing or Conversion as provided in Section 2.4;

(b)                                 the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion and on the effective date of the making, continuation or conversion of each Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing, or would result from such Loan;

(c)                                  the resolutions referred to in Section 3.1.6 shall remain in full force and effect; and

(d)                                 no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Administrative Agent or any Bank, would make it illegal or against the policy of any governmental agency or authority for such Bank to make Loans hereunder.

The making of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the making, continuation or conversion of such Loan as to the accuracy of the facts referred to in subsection (b) of this Section 3.2.

SECTION IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Banks to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower and each other member of the Borrower Affiliated Group jointly and severally represent and warrant to the Administrative Agent and each Bank that:

4.1.                              Organization and Qualification.  The Borrower and each other member of the Borrower Affiliated Group (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as indicated on Exhibit D hereto, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole.

4.2.                              Corporate Authority.  The execution, delivery and performance of each of the Loan Documents and Ancillary Documents to which the Borrower or any other member of the Borrower Affiliated Group is or is to become a party and the transactions contemplated hereby and thereby are within the corporate power and authority of the Borrower or such member of the Borrower Affiliated Group and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of any creditors, trustees for creditors or shareholders of the Borrower or such member of the Borrower Affiliated Group (other than any such consent that has been obtained prior to the Closing Date and delivered to the Administrative Agent), (b) contravene any provision of the charter documents or by-laws of the Borrower or such member of the Borrower Affiliated Group or any law, rule or regulation applicable to the Borrower or such member of the Borrower Affiliated Group, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower or such member of the Borrower Affiliated Group, or (d) result in or require the imposition of any Encumbrance (other than as required by the Loan Documents) on any of the properties, assets or rights of the Borrower or such member of the Borrower Affiliated Group.

4.3.                              Valid Obligations.  Each of the Loan Documents and Ancillary Documents to which the Borrower or any other member of the Borrower Affiliated Group is or is to become a party and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower or such member of the Borrower Affiliated Group enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

4.4.                              Consents or Approvals.  The execution, delivery and performance of each of the Loan Documents and Ancillary Documents to which the Borrower or any other member of the Borrower Affiliated Group is or is to become a party and the transactions contemplated herein and therein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party, except filings under the Uniform Commercial Code and with the Patent and Trademark Office in connection with the Collateral, and except for consents required in connection with the Collateral Assignment of Material Contracts and Licenses.

4.5.                              Title to Properties; Absence of Encumbrances.  Each of the Borrower and each other member of the Borrower Affiliated Group has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the Initial Financial Statement (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances, and, except as so disclosed, free from all defects of title that might materially adversely affect any of such properties, assets or rights.  All such properties and assets and all properties which are leaseholds are free and clear of all title defects or objections, liens, claims, charges, security interests and other Encumbrances of any nature whatsoever (except for Permitted Encumbrances), and are not, in the case of real property, subject to any rights of way, building, use or other restrictions, easements, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (i) provisions of existing building and zoning laws, provided that such provisions would not materially interfere with the Borrower’s or any other member of the Borrower Affiliated Group’s use of such properties, (ii) liens for current taxes not yet due, and (iii) as otherwise disclosed on Exhibit D hereto.  The rights, properties and other assets presently owned, leased or licensed by each of the Borrower and each other member of the Borrower Affiliated Group and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Borrower and such member of the Borrower Affiliated Group to conduct its businesses in all material respects in the same manner as its businesses have been conducted prior to the date hereof.  At the time the Borrower or any other member of the Borrower Affiliated Group pledges, sells, assigns or transfers to the Administrative Agent any instrument, document of title, security, chattel paper or other property (including Inventory, contract rights and Accounts) or any proceeds or products thereof, or any interest therein, the Borrower or such member of the Borrower Affiliated Group shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; none of such properties shall have been pledged, sold, assigned or transferred to any Person other than the Administrative Agent or in any way encumbered; and the Borrower or such member of the Borrower Affiliated Group shall defend the same against the claims and demands of all Persons.

4.6.                              Location of Records and Collateral; Name Change.  The Borrower shall give the Administrative Agent written notice of each location (including the street address (other than for Laundry Facility Agreements), the city or town, and the State) at which Collateral in excess of an aggregate amount of $100,000 is or will be kept and each office of the Borrower and each other member of the Borrower Affiliated Group at which the records of the Borrower and such member of the Borrower Affiliated Group are kept.  Except as provided above or as such notice is given, all Collateral owned by the Borrower and each other member of the Borrower Affiliated Group is and shall be kept, and all records of the Borrower and each other member of the Borrower Affiliated Group pertaining to Accounts and contract rights are and shall be kept, at such location as appears on Exhibit D hereto.  The Borrower shall give the Administrative Agent 30 days’ prior written notice of any change in its name or corporate form or any change in the name or names under which the Borrower’s or any other member of the Borrower Affiliated Group’s business is transacted.

4.7.                              Financial Statements.  The Borrower has furnished to the Administrative Agent and the Banks the Consolidated balance sheet of the Borrower Affiliate Group as of December 31, 2002 and the related Consolidated statements of income, changes in stockholders’ equity and cash flow of the Borrower Affiliated Group for the fiscal year then ended, and related footnotes, audited and certified by PriceWaterhouseCoopers, LLP and prepared in accordance with GAAP.  The Borrower has also furnished to the Administrative Agent and the Banks the Consolidated balance sheet of the Borrower Affiliated Group as of March 31, 2003 and the related Consolidated statements of income, changes in stockholders’ equity and cash flow of the Borrower Affiliated Group for the fiscal quarter then ended, prepared in accordance with GAAP and certified by management of the Borrower (such quarterly financial statements, along with the annual audited financial statements referred to above, being collectively referred to herein as the “Initial Financial Statement”).  The Borrower has also furnished to the Administrative Agent and the Banks the unaudited pro forma Consolidated projected balance sheets of the Borrower Affiliated Group for the next 5 fiscal years, and its related unaudited Consolidated projected statements of income, changes in stockholders’ equity and cash flow for the next 5 fiscal years, in each case prepared as if the Loans had been made as of the Closing Date (the “Five-Year Projections”).  The Borrower has also furnished to the Administrative Agent and the Banks management reports for the Borrower Affiliated Group prepared for the fiscal years ended December 31, 2002 and December 31, 2001.  The Initial Financial Statements were prepared in accordance with GAAP and present fairly the financial position of the Borrower Affiliated Group as of such dates and the results of the operations of the Borrower Affiliated Group for such periods.  There are no liabilities, contingent or otherwise, not disclosed in the Initial Financial Statements that involve a material amount.  The Five-Year Projections were prepared in good faith by the Borrower based upon reasonable assumptions and on a basis consistent with the Initial Financial Statements.

4.8.                              Changes.  Since the date of the Initial Financial Statement, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Borrower Affiliated Group taken as a whole, the effect of which has, individually or in the aggregate, been materially adverse.

4.9.                              Defaults.  As of the date of this Agreement, no Default or Event of Default exists.

4.10.                        Taxes.  Each of the Borrower and each other member of the Borrower Affiliated Group has filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower or such other member of the Borrower Affiliated Group have been fully paid or adequate reserves have been established therefor.  Except as set forth on Exhibit D hereto, neither the Borrower nor any other member of the Borrower Affiliated Group has executed any waiver of limitations in respect of tax liabilities.  Each member of the Borrower Affiliated Group has established on its books reserves adequate for the payment of all federal, state and other tax liabilities.

4.11.                        Litigation.  Except as set forth on Exhibit D hereto, there is no litigation, arbitration, claim, proceeding or investigation pending or threatened against the Borrower or any other member of the Borrower Affiliated Group that, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of the Borrower or such other member of the Borrower Affiliated Group, or could otherwise have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole, or could reasonably be expected to adversely affect the ability of the Borrower or such other member of the Borrower Affiliated Group to pay and perform the Obligations.

4.12.                        Subsidiaries and Divisions.  As of the date of this Agreement, no member of the Borrower Affiliated Group has any Subsidiaries or business divisions except as set forth on Exhibit D hereto with respect to each such member of the Borrower Affiliated Group.

4.13.                        Investment Company Act.  Neither the Borrower nor any other member of the Borrower Affiliated Group is subject to regulation under the Investment Company Act of 1940, as amended.

4.14.                        Compliance with ERISA.  Each of the Borrower and each other member of the Borrower Affiliated Group and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no “prohibited transaction” or “reportable event” (as such terms are defined in ERISA) has occurred with respect to any Plan. Each of the Borrower and each other member of the Borrower Affiliated Group has no pension plans, profit-sharing plans, employee stock ownership plans or other employee benefit plans, except as described on Exhibit D.

4.15.                        Environmental Matters.

(a)                                  Each of the Borrower and each other member of the Borrower Affiliated Group has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole.  Each of the Borrower and each other member of the Borrower Affiliated Group is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole.

(b)                                 No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any other member of the Borrower Affiliated Group to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.  Neither the Borrower nor any other member of the Borrower Affiliated Group has been identified as a potentially responsible party (as that term has been construed pursuant to CERCLA, or any similar foreign, state or local laws) at any site other than the sites listed and described in Exhibit D.

(c)                                  No material oral or written notification of a release of a Hazardous Material has been given or filed by or on behalf of the Borrower or any other member of the Borrower

Affiliated Group and no property now or previously owned, leased or used by the Borrower or any other member of the Borrower Affiliated Group is listed or proposed for listing on the National Priorities List under CERCLA, or on any similar foreign, state or local list of sites requiring investigation or clean-up.

(d)                                 There are no Encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by the Borrower or any other member of the Borrower Affiliated Group and no governmental actions have been taken or are in process which could subject any of such properties to such Encumbrances, or as a result of which the Borrower or any other member of the Borrower Affiliated Group would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

(e)                                  Neither the Borrower nor any other member of the Borrower Affiliated Group, nor, to the knowledge of the Borrower Affiliated Group, after due inquiry, any previous owner, tenant, occupant or user of any property owned, leased or used by the Borrower or any other member of the Borrower Affiliated Group has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day to day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day to day operations of such property and, in such case, in compliance with all Environmental Laws; nor to the knowledge of any member of the Borrower Affiliated Group have any Hazardous Materials migrated from other properties upon, about or beneath such property; nor, to the knowledge of the Borrower Affiliated Group, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day to day operations of such property and, in such case, in compliance with all Environmental Laws.

4.16.                        Disclosure.  No representations and warranties made by each member of the Borrower Affiliated Group in this Agreement, any other Loan Document or in any other agreement, instrument, document, certificate, statement or letter furnished to the Administrative Agent, the Arranger, or the Banks by or on behalf of any member of the Borrower Affiliated Group, and no other factual information heretofore or contemporaneously furnished by or on behalf of any member of the Borrower Affiliated Group to the Administrative Agent, the Arranger or the Banks, in connection with any of the transactions contemplated by any of the Loan Documents or Ancillary Documents contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances in which they are made.  Except as disclosed herein, there is no contract or agreement in place or any fact known to any member of the Borrower Affiliated Group which materially adversely affects, or which would in the future materially adversely affect, the business, condition (financial or otherwise), assets, properties, operations or prospects of the Borrower Affiliated Group taken as a whole.

4.17.                        Solvency.  Both before and after giving effect to all Indebtedness incurred by the Borrower on the Closing Date, neither the Borrower nor any such member of the Borrower

Affiliated Group (i) is Insolvent, or will be rendered Insolvent by the Indebtedness incurred in connection therewith, (ii) will be left with unreasonably small capital with which to engage in its business, even allowing for a reasonable margin of error in the projections of the future performance of the Borrower and such other members of the Borrower Affiliated Group, (iii) will have incurred Indebtedness beyond its ability to pay such Indebtedness as it matures, or (iv) will fail to have assets (both tangible and intangible) having a present fair salable value in excess of the amount required to pay the probable liability on its then existing debts (whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent).

4.18.                        Compliance with Statutes, etc.  Each of the Borrower and each other member of the Borrower Affiliated Group is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such non-compliances as will not, in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole.

4.19.                        Capitalization.  On and as of the Closing Date, the authorized capital stock, and the number of issued and outstanding shares of capital stock of each member of the Borrower Affiliated Group is as set forth on Exhibit D hereto.  All such outstanding shares of capital stock of each member of the Borrower Affiliated Group (other than Mac-Gray) have been duly and validly issued, in compliance with all legal requirements relating to the authorization and issuance of shares of capital stock, and are fully paid and non-assessable.  No member of the Borrower Affiliated Group (other than Mac-Gray) has outstanding any other securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, in each case except as set forth in Exhibit D with respect to such member of the Borrower Affiliated Group.

4.20.                        Labor Relations.  Neither the Borrower nor any other member of the Borrower Affiliated Group is engaged in any unfair labor practice.  There is (i) no unfair labor practice complaint pending or threatened against the Borrower or any other member of the Borrower Affiliated Group before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any other member of the Borrower Affiliated Group or, to the knowledge of the Borrower Affiliated Group, threatened against it, (ii) no labor dispute, slowdown or stoppage pending against the Borrower or any other member of the Borrower Affiliated Group or, to the knowledge of the Borrower Affiliated Group, threatened against the Borrower or any other member of the Borrower Affiliated Group, and (iii) to the knowledge of the Borrower Affiliated Group, no union representation question exists with respect to the employees of the Borrower or any other member of the Borrower Affiliated Group and no union organizing activities are taking place.

4.21.                        Certain Transactions.  Except as set forth on Exhibit D, none of the officers, partners, directors, or employees of any member of the Borrower Affiliated Group is presently a party to any transaction with any other member of the Borrower Affiliated Group (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, partner, director or such employee or, to the knowledge of the Borrower Affiliated Group, any corporation, partnership, trust or other entity in which any officer, partner, director, or any such employee or natural person related to such officer, partner, director or employee or other Person in which such officer, partner, director or employee has a direct or indirect beneficial interest, has a substantial direct or indirect beneficial interest or is an officer, director, trustee or partner.

4.22.                        Restrictions on the Borrower Affiliated Group.  No member of the Borrower Affiliated Group is a party to or bound by any contract, agreement or instrument, or subject to any charter or other corporate restriction, materially and adversely affecting the business, property, assets, operations or condition (financial or otherwise) of the Borrower Affiliated Group taken as a whole.

4.23.                        Real Property Leases and Laundry Facility Agreements.  Exhibit D hereto contains a complete list of all leases, occupancy agreements and all amendments thereto and all other documents affecting rights and obligations thereunder, including without limitation, assignments and subleases, pursuant to which the Borrower or any other member of the Borrower Affiliated Group leases real property, and license agreements pursuant to which a third party would have the right to enter upon the leased premises (herein individually referred to as a “Real Property Lease” and collectively referred to as the “Real Property Leases”) other than agreements and other documents pursuant to which the Borrower or any other member of the Borrower Affiliated Group installs, operates and maintains certain pay per use laundry equipment and/or rents the same to an owner, manager or any other Person affiliated with the premises at which such equipment is located (herein individually referred to as a “Laundry Facility Agreement” and collectively referred to as the “Laundry Facility Agreements”).  The Borrower has made available to the Banks and/or their counsel, at the Borrower’s headquarters, all written Laundry Facility Agreements for their review at such headquarters.  There are no leases, occupancy agreements or other documents, other than the Real Property Leases and the Laundry Facility Agreements, affecting the properties or the interests of the Borrower or any other member of the Borrower Affiliated Group.  The copies of the Real Property Leases and Laundry Facility Agreements heretofore delivered by the Borrower to each Bank and the Laundry Facility Agreements requested by and made available to the Banks and/or their counsel are true, correct and complete copies thereof and each of such Real Property Leases and each of such Laundry Facility Agreements is in full force and effect in accordance with the terms thereof.  Neither the Borrower nor any other member of the Borrower Affiliated Group nor, to the knowledge of the Borrower Affiliated Group, any other party thereto is in default under the applicable Real Property Lease or Laundry Facility Agreement or has given or received any notice of cancellation or termination of such Real Property Lease or Laundry Facility Agreement (other than expirations occurring in the ordinary course of business consistent with past practices) or condemnation of the premises which is the subject of any Real Property Lease or Laundry Facility Agreement.  To the knowledge of the Borrower Affiliated Group, all work to be performed by any other party to each Real Property Lease and Laundry Facility Agreement has been completed and there are no claims pending or threatened against any such third party for failure to have performed or completed any such work.

4.23(A).                              Laundry Facility Agreements.  Mac-Gray is not party to any of the Laundry Facility Agreements.  Services (or a predecessor by merger or otherwise in interest to Services) is the member of the Borrower Affiliated Group who is a party to each Laundry Facility Agreement.  The rights granted to and exercised by the Borrower and other members of the Borrower Affiliated Group under the Laundry Facility Agreements include Borrower’s and other members of the Borrower Affiliated Group’s right to install and operate certain pay per use laundry equipment on the premises which are the subject of the Laundry Facility Agreements and maintain and service such equipment; and the Borrower and other members of the Borrower Affiliated Group do not exercise control over, have exclusive possession of or maintain such premises.  The occupants of the buildings located on the subject premises have open access to the common areas where the laundry equipment is located, restricted only upon terms and conditions as may be imposed in the sole discretion of the other party to the applicable Laundry Facility Agreement.  Neither Services nor any other member of the Borrower Affiliated Group has received a notice under any of the Laundry Facility Agreements informing such member of the Borrower Affiliated Group of a substantial decrease in the occupancy rate, or of newly granted permission for occupants to install individual laundry equipment, in any building to which such Laundry Facility Agreement relates (other than in connection with expirations occurring in the ordinary course of business consistent with past practices).

4.24.                        Franchises, Patents, Copyrights, Etc.  Except as otherwise set forth on Exhibit D hereto, each of the Borrower and each other member of the Borrower Affiliated Group possesses all franchises, patents, copyrights, trademarks, tradenames, domain names, service marks, licenses and permits, approvals and rights in respect of the foregoing, adequate for the conduct of its business as substantially now conducted without known conflict with any rights of others and, in each case, free of any Encumbrance that is not a Permitted Encumbrance.

4.25.                        [Intentionally Omitted.]

4.26.                        Collateral.  All of the Obligations of the Borrower Affiliated Group to the Administrative Agent and the Banks under or in respect of the Loan Documents will, at all times from and after the execution and delivery of each of the Security Documents, be entitled to the benefits of and be secured by each of such Security Documents to the extent provided therein.

4.27.                        Material Contracts.  Exhibit D sets forth each of the contracts (other than the Leases and Laundry Facility Agreements), agreements and licenses which is material to the operations or business of the Borrower or any other member of the Borrower Affiliated Group (the “Material Contracts”).

SECTION V

AFFIRMATIVE COVENANTS

So long as any Bank has any commitment to make Loans or issue Letters of Credit hereunder or any Loan or other Obligation hereunder remains outstanding, the Borrower, and to the extent referred to therein (including to the extent the Borrower has agreed to cause the members of the Borrower Affiliated Group to comply), each other member of the Borrower Affiliated Group, jointly and severally covenant as follows:

5.1.                              Financial Statements and other Reporting Requirements.  The Borrower shall furnish to the Administrative Agent and the Banks:

(a)                                  as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower Affiliated Group, a Consolidated balance sheet as of the end of, and a related Consolidated statement of income, changes in stockholders’ equity and cash flow for, such year, prepared in accordance with GAAP and audited and certified by a “Big Five” accounting firm; and, concurrently with such financial statements, a copy of said certified public accountants’ management letter and a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default or Event of Default under any of Sections 6.6, 6.7, 6.8, 6.9 or 6.10, or, if in the opinion of such accountants any such Default or Event of Default exists under any of Sections 6.6, 6.7, 6.8, 6.9 or 6.10, they shall disclose in such written statement the nature and status thereof;

(b)                                 as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower Affiliated Group, a Consolidated balance sheet as of the end of, and a related Consolidated statement of income, changes in stockholders’ equity and cash flow for, the portion of the fiscal year then ended and for the fiscal quarter then ended, prepared in accordance with GAAP (without footnotes) and certified by the chief financial officer of each member of the Borrower Affiliated Group, but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be materially adverse;

(c)                                  at least 15 days before the first day of each fiscal year of the Borrower Affiliated Group, (i) an annual operating budget presented on a quarterly basis for such succeeding fiscal year, and (ii) Consolidated pro forma projections of the Borrower Affiliated Group for such succeeding fiscal year in form acceptable to the Administrative Agent and the Banks (it being recognized by the Administrative Agent and the Banks that projections as to future results are not to be viewed as facts and that the actual results for the period or periods covered by the projections may differ from the projected results);

(d)                                 concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit F hereto signed on behalf of the Borrower Affiliated Group by the chief financial officer of Mac-Gray, and including, without limitation, computations in reasonable detail evidencing compliance with the covenants contained in Sections 6.6 through 6.10 hereof, inclusive;

(e)                                  promptly after the receipt thereof by the Borrower or any other member of the Borrower Affiliated Group, copies of any reports submitted to any member of the Borrower Affiliated Group by independent public accountants in connection with any interim review of the accounts of the Borrower or such member of the Borrower Affiliated Group made by such accountants;

(f)                                    promptly after the same are available, copies of all financial statements, proxy material, and reports as the Borrower or any other member of the Borrower Affiliated Group shall send to its stockholders or that the Borrower or any other member of the Borrower Affiliated Group may file with any governmental authority at any time having jurisdiction over the Borrower or such member of the Borrower Affiliated Group;

(g)                                 if and when the Borrower or any other member of the Borrower Affiliated Group gives or is required to give notice to the PBGC of any “Reportable Event” (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC or, if such notice is not given to the PBGC, a description of the content of the notice that would be required to be given;

(h)                                 immediately upon becoming aware of the existence of any condition or event (i) that constitutes a Default or Event of Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto or (ii) affecting the Borrower or any other member of the Borrower Affiliated Group which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole, written notice thereof specifying the nature thereof and the action being or proposed to be taken with respect thereto; and immediately upon receipt thereof, copies of any notice (whether formal or informal) of any cancellation, termination or material change in any insurance maintained by any member of the Borrower Affiliated Group;

(i)                                     promptly upon becoming aware of any litigation or of any investigative proceedings by any Person, including, without limitation, any governmental agency or authority commenced or threatened against the Borrower or any other member of the Borrower Affiliated Group of which it has notice, or of a material change in any such existing litigation or proceedings, the outcome of which would or might have a materially adverse effect on the assets, business, condition (financial or otherwise), operations or prospects of the Borrower Affiliated Group taken as a whole, written notice thereof and the action being or proposed to be taken with respect thereto;

(j)                                     promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any other member of the Borrower Affiliated Group regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof, copies of all correspondence, reports and other materials furnished’ to or prepared by any member of the Borrower Affiliated Group (or its representatives) in connection therewith and the action .being or proposed to be taken with respect thereto;

(k)                                  prior to the occurrence of an Event of Default, the Borrower shall make available for review at its headquarters on a quarterly basis all Laundry Facility Agreements then in effect, and, subject to the last paragraph of this Section 5.1, during the continuance of an Event of Default shall furnish to the Administrative Agent upon its request a list or lists of all Laundry Facility Agreements then in effect, including location of the premises, date of expiration of the Laundry Facility Agreement and number of machines at the premises for each such Laundry Facility Agreement; and

(l)                                     from time to time, with reasonable promptness, such other financial data and other information or documents (financial or non-financial) about the Borrower and each other member of the Borrower Affiliated Group (including accountants’ management letters and annual budgets) as the Administrative Agent or any Bank may reasonably request.

The Administrative Agent and the Banks agree that they will handle the list or lists provided to them pursuant to Section 5.1(k) in the same manner as set forth in Section 5.5 with respect to the information referred to therein, provided that any such list or lists may be disclosed in connection with any enforcement action being taken by the Administrative Agent hereunder.

5.2.                              Conduct of Business.  The Borrower shall, and shall cause each other member of the Borrower Affiliated Group to:

(a)                                  duly observe and comply in all material respects with all applicable laws and requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

(b)                                 maintain its corporate existence (except that immaterial Subsidiaries of Services may be dissolved (with any assets being transferred to Services) or merged with and into Services);

(c)                                  remain engaged in substantially the same fields of business as those in which it is now engaged, except that the Borrower or any other member of the Borrower Affiliated Group may withdraw from any business activity which its Board of Directors reasonably deems unprofitable or unsound, provided that promptly after such withdrawal, the Borrower shall provide the Administrative Agent with written notice thereof;

(d)                                 comply in all material respects with the provisions of all agreements, contracts and other binding obligations applicable to the Borrower, or any other member of the Borrower Affiliated Group; and

(e)                                  at least 10 Business Days prior to forming any Subsidiary, deliver to the Administrative Agent the Borrower’s agreement, and immediately upon formation, such Subsidiary’s agreement, in each case reasonably satisfactory to counsel for the Administrative Agent, that the Subsidiary shall be a member of the Borrower Affiliated Group, and shall be bound by the terms of this Agreement, the other Security Documents and the related documents and instruments as a “Borrower” hereunder and thereunder, as a guarantor or otherwise as the Administrative Agent may determine in its sole discretion, and, without in any way limiting the foregoing, simultaneously with the formation of any such Subsidiary, the Borrower or other applicable member of the Borrower Affiliated Group shall pledge 100% of the issued and outstanding stock of such newly-formed Subsidiary (or 65% with respect to any Foreign Subsidiary) to the Administrative Agent for the ratable benefit of the Administrative Agent and the Banks.

5.3.                              Maintenance and Insurance.  The Borrower shall, and shall cause each other member of the Borrower Affiliated Group to, maintain its properties in good repair, working order and condition (normal wear and tear excepted) as required for the normal conduct of its business and from time to time the Borrower will make or cause to be made, and cause each other member of the Borrower Affiliated Group to make or cause to be made, all necessary and proper repairs, renewals, replacements, additions and improvements thereto so that the business of the Borrower and such other members of the Borrower Affiliated Group may be properly and advantageously conducted at all times and shall maintain or cause to be maintained all Leases as may be required for the conduct of the Borrower’s and each other member of the Borrower Affiliated Group’s business.  The Borrower shall and shall cause each other member of the Borrower Affiliated Group to at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Borrower and such other member of the Borrower Affiliated Group in the exercise of their reasonable judgment deem to be adequate.  The Administrative Agent shall be named as mortgagee, loss payee and additional insured and shall be given 30 days’ prior written notice of any cancellation or modification of insurance.  If the Borrower or any other member of the Borrower Affiliated Group fails to provide such insurance, the Administrative Agent, in its sole discretion, may provide such insurance and charge the cost thereof to the Loan Account or to the Borrower’s or any such other member of the Borrower Affiliated Group’s deposit account with the Administrative Agent.  Any payment not recovered from the Borrower or any other member of the Borrower Affiliated Group shall bear interest at the Prime Rate plus the Applicable Prime Rate Margin then in effect applicable to Revolving Credit Loans.  The Administrative Agent shall not, by the fact of approving, disapproving, accepting, obtaining or failing to obtain any such insurance, incur liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and the Borrower and each other member of the Borrower Affiliated Group hereby expressly assumes full responsibility therefor and liability, if any, thereunder.  The Borrower shall, and shall cause each other member of the Borrower Affiliated Group to, furnish to the Administrative Agent certificates or other evidence satisfactory to the Administrative Agent of compliance with the foregoing insurance provisions.  The provisions of this Section 5.3 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

5.4.                              Taxes.  The Borrower shall, and shall cause each other member of the Borrower Affiliated Group to, pay or cause to be paid all taxes, assessments or governmental charges on or against it or its properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP if no lien shall have been filed to secure such tax, assessment or charge. If the Borrower shall fail to pay any taxes, assessments or governmental charges on or against it or its properties on or prior to the time when they become due when due to the appropriate taxing authority or fails to remit to the Administrative Agent satisfactory evidence of the payment of anysuch charges or any Taxes, interest or penalties that may become payable by the Administrative Agent as a result of any such failure, the Borrower shall indemnify the Administrative Agent and the other Banks to the extent of any such failure to pay any such amounts when due.

5.5.                              Inspection by the Administrative Agent.  The Borrower shall, and shall cause each other member of the Borrower Affiliated Group to, permit the Banks, through the Administrative Agent or the Administrative Agent’s designee, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Person, to (i) visit and inspect the properties (including the Real Properties) of the Borrower and such other members of the Borrower Affiliated Group, (ii) conduct field examinations from time to time, (iii) examine and make copies of and take abstracts from the books and records of the Borrower and such other members of the Borrower Affiliated Group, and (iv) discuss the affairs, finances and accounts of the Borrower and such other members of the Borrower Affiliated Group with its appropriate officers, employees and accountants, provided that when an Event of Default has occurred and is continuing the Administrative Agent or any Bank may do any of the foregoing at any time during normal business hours and without advance notice.  In handling such information the Administrative Agent and the Banks shall exercise the same degree of care that each exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received, except that disclosure of such information may be made (w) to the subsidiaries or affiliates of the Arranger, the Administrative Agent and each Bank in connection with their present or prospective business relations with the Borrower Affiliated Group, (x) to prospective transferees or purchasers of an interest in the Loans, (y) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (z) as may be required in connection with the examination, audit or similar investigation of the Arranger, the Administrative Agent or any Bank.

5.6.                              Maintenance of Books and Records.  The Borrower shall, and shall cause each other member of the Borrower Affiliated Group to, keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP and applicable law.

5.7.                              Interest Rate Protection.  On or prior to the Closing Date, the Borrower shall enter into, and thereafter the Borrower shall maintain in effect, certain Hedging Contracts in form and substance reasonably satisfactory to the Administrative Agent, providing for the rate of interest applicable to the Loans to be capped at a level above the LIBOR Rate plus the Applicable LIBOR Margin prevailing on the effective date of such interest rate protection arrangements (the “Effective Date”) acceptable to the Administrative Agent in its reasonable discretion with respect to not less than $40,000,000 of principal of the Loans, as reduced by any term loan principal installment payments made by the Borrower in accordance with Section 2.12(b), such interest rate protection arrangements to remain in effect from the Effective Date through the third anniversary of the Effective Date

5.8.                              Environmental Indemnification.  The Borrower covenants and agrees that it will, and will cause each other member of the Borrower Affiliated Group to, indemnify and hold the Administrative Agent and each Bank harmless from and against any and all claims, expense, damage, loss or liability incurred by the Administrative Agent or any Bank in connection with environmental matters with respect to the Real Properties.  It is expressly acknowledged by the Borrower that the foregoing indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Security Documents or the payment of the Loans and shall inure to the benefit of the Administrative Agent and the Banks and their respective successors and assigns.  The obligations under this Section 5.8 shall constitute “Obligations” for all purposes of the Security Documents.  In connection with the foregoing, the Borrower shall deliver promptly to the Administrative Agent copies of all environmental information or reports with respect to the Real Properties.

5.9.                              Use of Proceeds.  The proceeds of the Revolving Credit Loans and the Term Loan will be used by the Borrower solely to repay in full the Borrower’s obligations for borrowed money to Fleet National Bank, as prior agent for a group of lenders, and to provide working capital for the Borrower Affiliated Group and for general corporate purposes (including purposes permitted by this Agreement) for the Borrower Affiliated Group and for Permitted Acquisitions.  No portion of any Loans shall be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U or X of the Board of Governors of the Federal Reserve System.

5.10.                        Pension Plans.  With respect to any Plan, the benefits under which are guaranteed, in whole or in part, by the PBGC or any governmental authority succeeding to any or all of the functions of the PBGC, the Borrower will, and will cause each other member of the Borrower Affiliated Group to, (i) fund each Plan as required by the provisions of Section 412 of the Code; (ii) cause each Plan to pay all benefits when due; and (iii) furnish the Administrative Agent (a) promptly with a copy of any notice of each Plan’s termination sent to the PBGC and (b) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code.

5.11.                        Fiscal Year.  Each of the Borrower and each other member of the Borrower Affiliated Group shall have a fiscal year ending on December 31 of each year and shall notify the Administrative Agent of any change in such fiscal year (whereupon, notwithstanding the provisions of Section 9.8, the Administrative Agent and the Banks shall have the right to modify the timing of the financial covenants hereunder accordingly in order to correspond to any such change in fiscal year).

5.12.                        Leases.  The Borrower shall use its best efforts to, and shall cause each other member of the Borrower Affiliated Group to use its best efforts to, cause the landlord (other than under a Laundry Facility Agreement) of any premises leased by the Borrower or such other member of the Borrower Affiliated Group which contains books and records or Collateral in an aggregate amount in excess of $100,000 to deliver to the Administrative Agent, at the option of the Administrative Agent and the Banks, a Landlord Waiver simultaneously with the execution of any Lease of such real property.

5.13.                        Laundry Facility Agreements.  With respect to the Laundry Facility Agreements: (i) any member of the Borrower Affiliated Group other than Mac-Gray may be party to the Laundry Facility Agreements entered into after the Closing Date, provided that at the time such member of the Borrower Affiliated Group enters into such Laundry Facility Agreements, and at all times thereafter, the appropriate member of the Borrower Affiliated Group shall have pledged 100% of the issued and outstanding stock of such member of the Borrower Affiliated Group party to the Laundry Facility Agreements to the Administrative Agent for the ratable benefit of the Administrative Agent and the Banks; and (ii) each member of the Borrower Affiliated Group will use commercially reasonable efforts to have at least 90% of all Laundry Facility Agreements entered into or renewed by any member of the Borrower Affiliated Group after the Closing Date be substantially in the forms attached hereto as Exhibit H applicable to the type of Laundry Facility Agreements so entered into.  In addition to, and without in any way limiting, the foregoing the Borrower will use its best efforts to ensure that no Laundry Facility Agreements entered into or renewed after the Closing Date shall prohibit, require consent for, or in any other way limit a change in ownership or control of such member of the Borrower Affiliated Group.

5.14.                        Landlord Waivers.  The Borrower shall use best efforts to deliver to the Administrative Agent, within 45 days of the Closing Date, executed Landlord Waivers for the ratable benefit of the Banks and the Administrative Agent, each in form and substance satisfactory to the Administrative Agent.

5.15.                        Control Agreements.  The Borrower shall use best efforts to deliver to the Administrative Agent, within 30 days of the Closing Date executed Control Agreements with respect to its deposit accounts for the ratable benefit of the Banks and the Administrative Agent, each in form and substance satisfactory to the Administrative Agent.

5.16.                        Further Assurances.  (1) At any time and from time to time the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Administrative Agent or any Bank to effect the purposes of the Loan Documents and the Security Documents.  Without limitation of the foregoing, upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of any Note or any other Security Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Security Document, the Borrower and each other member of the Borrower Affiliated Group, as applicable, will issue, in lieu thereof, a replacement note or other Security Document in the same principal amount thereof and otherwise of like tenor, (ii) the Borrowers will duly obtain and deliver to the Administrative Agent, not later than 30 days after the Closing Date, the agreements, instruments, contracts and documents listed and described on Exhibit I hereto, each of which shall be in form and substance satisfactory to the Administrative Agent.

SECTION VI

NEGATIVE COVENANTS

So long as any Bank has any commitment to make Loans and issue Letters of Credit hereunder or any Loan or other Obligation hereunder remains outstanding, the Borrower (including to the extent the Borrower has agreed to cause the members of the Borrower Affiliated Group to comply) and each other member of the Borrower Affiliated Group, jointly and severally covenant as follows:

6.1.                              Indebtedness.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

(a)                                  Indebtedness of the Borrower to the Administrative Agent or the Banks under any Security Document;

(b)                                 Indebtedness in respect of current liabilities, other than for borrowed money, of the Borrower Affiliated Group incurred in the ordinary course of business and of a type and magnitude consistent with past practices;

(c)                                  Indebtedness in respect of capital leases and purchase money security interests of the Borrower Affiliated Group representing obligations permitted to be incurred by the terms of this Agreement and incurred in the ordinary course of business and consistent with past practices; provided, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed (i) $3,000,000 in the case of vehicle capital leases or purchase money security interests, and (ii) $1,000,000 for all other purposes, at any one time outstanding;

(d)                                 Indebtedness existing on the date of this Agreement and disclosed as Item No. 3 on Exhibit C hereto;

(e)                                  Indebtedness existing on the date of this Agreement and disclosed on Exhibit C hereto (other than Item No. 3 thereon) (the “Existing Debt”) and the Seller Subordinated Debt, provided that (A) all such Existing Debt and Seller Subordinated Debt (including any related payment-in-kind promissory notes) shall at all times be and remain unsecured and subordinated on terms satisfactory to the Administrative Agent and the Banks, to the Obligations (including, without limitation, that no payments of principal or interest shall be made with respect to such Existing Debt or Seller Subordinated Debt during the occurrence and continuance of a Default or Event of Default under this Agreement or if such payment would cause such a Default or Event of Default, and the Borrower shall be required to deliver to the Administrative Agent a certificate certifying that no such Default or Event of Default exists within a reasonable period of time prior to making such payment), and (B) the Existing Debt and Seller Subordinated Debt shall not at any one time exceed an aggregate principal amount of $340,755.41 (as reduced by any principal payments made thereon from time to time after the Closing Date);

(f)                                    Indebtedness secured by Encumbrances permitted by Sections 6.4(c) and (g), respectively; and

(g)                                 Indebtedness of up to $5,000,000 in connection with financing of the Cambridge Fee Location owned by Services, secured solely by a mortgage of such property on market terms.

6.2.                              Contingent Liabilities.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, create, incur, assume or remain liable with respect to any Guarantees other than the following:

(a)                                  Guarantees in favor of the Administrative Agent or the Banks under any Security Document;

(b)                                 Guarantees existing on the date of this Agreement and disclosed on Exhibit C hereto;

(c)                                  Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

(d)                                 Guarantees with respect to surety, performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding in the aggregate at any time $100,000;

(e)                                  Guarantees in respect of interest rate protection arrangements required hereby; and

(f)                                    Guarantees of any Indebtedness of any member of the Borrower Affiliated Group which is permitted by Section 6.1 by any other member of the Borrower Affiliated Group.

6.3.                              Sale and Leaseback.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Borrower or such other member of the Borrower Affiliated Group intends to use for substantially the same purpose as the property being sold or transferred.

6.4.                              Encumbrances.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets (“Encumbrances”), or assign or otherwise convey any right to receive income, including the sale or discount of Accounts Receivable with or without recourse, except the following (“Permitted Encumbrances”):

(a)                                  Encumbrances in favor of the Administrative Agent or the Banks under any Security Document;

(b)                                 Encumbrances existing on the date of this Agreement and disclosed in Exhibit C hereto;

(c)                                  Liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

(d)                                 Landlords’ and lessors’ liens in respect of rent not in default, to the extent Landlord Waivers shall have been delivered to the Administrative Agent, or liens in respect of pledges or deposits under worker’s compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics’, laborers’, carriers’, warehousemans’, materialmen’s and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

(e)                                  Judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

(f)                                    Easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business;

(g)                                 Encumbrances securing the purchase price of capital assets (including rights of lessors under capital leases) to the extent such purchase is permitted hereunder, provided, however, that (A) each such Encumbrance is given solely to secure the purchase price of, or the lease obligations relating to, such property, does not extend to any other property and is given at the time of the acquisition of the property, and (B) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time such security interest attaches, and in any event, such Indebtedness does not exceed (i) $3,000,000 in the case of vehicle capital leases or purchase money security interests which exist on the Closing Date (and refinancings thereof in the ordinary course of business, provided that the aggregate $3,000,000 limit is not exceeded), and (ii) $1,000,000 for all other purposes, in the aggregate outstanding at any time; and

(h)                                 Encumbrances expressly permitted under Section 6.1(g).

In addition, the Borrower shall not, nor shall the Borrower permit any other member of the Borrower Affiliated Group or any of its other Subsidiaries to, enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits the Borrower or any such other member of the Borrower Affiliated Group or Subsidiary from creating or incurring any Encumbrance in favor of the Administrative Agent for the benefit of the Banks and the Administrative Agent under the Loan Documents.

6.5.                              Merger; Consolidation; Sale or Lease of Assets; Permitted Acquisitions.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, (a) sell, lease or otherwise dispose of assets or properties (valued at the lower of cost or fair market value), other than (i) sales of Inventory in the ordinary course of business, and (ii) sales of assets not in the ordinary course of business in an aggregate amount not to exceed $500,000 in any fiscal year of the Borrower Affiliated Group; or (b) liquidate, merge or consolidate into or with any other Person or enter into or undertake any plan or agreement of liquidation, merger or consolidation with any other Person, provided that any wholly-owned Subsidiary of the Borrower may merge or consolidate into or with (i) the Borrower if no Default or Event of Default has occurred and is continuing or would result from such merger and if the Borrower is the surviving company, or (ii) any other wholly-owned Subsidiary of the Borrower; or (c) without the prior written consent of the Banks, acquire all or substantially all of the assets (or a division) or capital stock (or other equity) of any Person, provided that the Borrower may make acquisitions (“Permitted Acquisitions”) so long as (i) the Borrower shall be in compliance with all representations, warranties and covenants set forth in this Agreement and the other Loan Documents before and after giving effect to each proposed acquisition, (ii) the Borrower shall then have at least $5,000,000 in availability in Revolving Credit Loans, after giving effect to the proposed acquisition, (iii) the entity to be acquired by the Borrower shall be in the card and coin-operated laundry business and its operations shall be located in or adjacent to the Borrower’s existing markets, (iv) the entity to be acquired by the Borrower shall have positive EBITDA for at least the 12-month period prior to the acquisition, such that the acquisition shall be deemed accretive by the Lenders, (v) any acquisition or combination of acquisitions with aggregate consideration in excess of $15,000,000 shall require the prior written consent of the Majority Banks, and (vi) for covenant purposes, the Borrower may make proforma adjustments to the EBITDA calculations set forth herein of any such acquired entities based on identified cost improvements, subject to the Agent’s satisfactory review in its reasonable discretion of such adjustments.

6.6.                              Maximum Total Leverage.  The Borrower shall not at any time permit the Funded Debt Ratio of the Borrower Affiliated Group as at the last day of any fiscal quarter in any fiscal period identified below to be greater than the 3.00 to 1.00 at any time.

6.7.                              [Intentionally Omitted].

6.8.                              [Intentionally Omitted].

6.9.                              Minimum Debt Service Coverage.  The Borrower shall maintain Debt Service Coverage of at least 1.20 to 1.00 at all times.

6.10.                        Minimum Net Worth.  The Borrower shall not at any time permit the Consolidated Net Worth of the Borrower Affiliated Group to be less than $62,500,000, plus, on a cumulative basis, an amount equal to 50% of the net after tax profit of the Borrower Affiliated Group earned in each fiscal quarter (commencing with the fiscal quarter ending September 30, 2003).

6.11.                        Maximum Capital Expenditures and Prepaid Commission Expenses.  The sum of Capital Expenditures made, and Prepaid Commission Expenses paid, by the Borrower Affiliated Group, in the aggregate, shall not exceed $17,500,000 in any fiscal year, provided that the foregoing limitation shall not apply to any capital expenditures made by the Borrower for any acquired entities in connection with Permitted Acquisitions for the first twelve (12) months immediately following each such acquisition.

6.12.                        Restricted Payments.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, pay, make or declare any Restricted Payment.  Notwithstanding the foregoing, (i) the Borrower may make regularly scheduled payments on the Existing Debt and the Seller Subordinated Debt (each as in effect on the Closing Date) to the extent no Default or Event of Default then exists or would result from the making of any such payment, (ii) the Borrower’s Subsidiaries may from time to time make distributions to the Borrower, and (iii) the Borrower may make Restricted Payments of up to $3,000,000 in the aggregate in connection with the repurchase of Borrower’s common stock through December 31, 2004, provided that the Borrower has, as of the date of any such Restricted Payments, no less than $5,000,000 of unused and available Revolving Loans after giving effect to such repurchase.  Neither the Borrower nor any other member of the Borrower Affiliated Group will enter into any agreement, contract or arrangement (other than the Loan Documents) restricting the ability of any Subsidiary of the Borrower or any other member of the Borrower Affiliated Group to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of any nature or to make transfers or distributions of all or any part of its assets to the Borrower or any other member of the Borrower Affiliated Group.

6.13.                        Investments.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, make or maintain any Investments other than Qualified Investments.

6.14.                        ERISA.  Neither the Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any “prohibited transaction” (as defined in Section 4975 of the Code), (ii) incur any “accumulated funding deficiency” (as defined in

Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Borrower or any other member of the Borrower Affiliated Group pursuant to Section 4068 of ERISA.

6.15.                        Transactions with Affiliates.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, enter into or participate in any agreements or transactions of any kind with any Affiliate, except (i) agreements or transactions contemplated, required or allowed by any Loan Document or any Ancillary Document as in effect on the date of this Agreement or described on Exhibit D hereto, provided that such agreements or transactions are not otherwise prohibited by this Agreement or any of the Security Documents; (ii) agreements or transactions (in each case) in the ordinary course of business and on an arms-length basis which (A) include only terms which are fair and equitable to the Borrower or such other member of the Borrower Affiliated Group, (B) do not violate or otherwise conflict with any of the terms of any of the Loan Documents, (C) require the payment of no fees, charges or commissions by the Borrower or such member of the Borrower Affiliated Group to any Affiliate except those which are reasonable and disclosed to the Administrative Agent, (D) are disclosed on the books, accounts and records of the Borrower or such other member of the Borrower Affiliated Group, and (E) involve terms no less favorable to the Borrower or such other member of the Borrower Affiliated Group than would be the terms of a similar agreement or transaction with any Person other than an Affiliate; and (iii) the loans permitted by Section 6.16.  Neither the Borrower nor any other member of the Borrower Affiliated Group will enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower or such other member of the Borrower Affiliated Group of its obligations hereunder or under any of the other Loan Documents.

6.16.                        Loans.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, make to any Person any loan, advance or other transfer with the anticipation of repayment, except for loans and advances to employees of the Borrower or such other member of the Borrower Affiliated Group, made in the ordinary course of business and consistent with past practices, not exceeding $250,000 in the aggregate at any time outstanding; provided, that no such advances to any single employee shall exceed $50,000 in the aggregate.

6.17.                        Revolving Credit Commitment.  The Borrower shall not cause or permit the aggregate principal amount of all Revolving Credit Loans outstanding at any time, plus the aggregate Stated Amount of Letters of Credit outstanding at such time, plus the aggregate amount of any unreimbursed draws under outstanding Letters of Credit, to exceed the aggregate amount of the Revolving Credit Commitments of all the Banks at such time.

6.18.                        No Amendments to Certain Documents.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, at any time cause or permit (i) any of the Ancillary Documents to be modified, amended or supplemented in any respect whatever, except for such modification or amendment as would not, in the Administrative Agent’s sole discretion, effect any change adverse to the Administrative Agent or the Banks, or have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole, or (ii) any of the charter or other incorporation documents or by-laws of the Borrower or such other member of the Borrower Affiliated Group to be modified, amended or supplemented in any material respect whatever, without (in each case) the express prior written agreement, consent or approval of the Administrative Agent.

6.19.                        [Intentionally Omitted.]

6.20.                        Relocations of Principal Place of Business.  The Borrower shall not, nor shall permit any member of the Borrower Affiliated Group to, relocate its chief executive offices from the locations set forth on Exhibit D, except as expressly permitted under the Loan Documents or upon no less than ninety (90) days prior written notice to the Agent and the Lenders.

6.21.                        Relocations of Books and Records.  The Borrower shall not, and shall not permit any member of the Borrower Affiliated Group to, permanently remove from its chief executive offices any books or records of the Borrower or any member of the Borrower Affiliated Group, except with the prior written consent of the Agent or in connection with the relocation of the Borrower’s principal place of business in accordance with Section 6.20.

6.22.                        Changes in Fiscal Year.  The Borrower shall not, nor shall permit any member of the Borrower Affiliated Group to, change its fiscal year.

6.23.                        Debt Forgiveness.  The Borrower shall not, nor shall permit any member of the Borrower Affiliated Group, to waive any material debt or claim owing to the Borrower or any member of the Borrower Affiliated Group (including any accounts receivable) if such waiver could have a material adverse effect upon the Borrower or any member of the Borrower Affiliated Group of if such waiver is prohibited by the terms of any of the Loan Documents.

SECTION VII

DEFAULTS

7.1.                              Events of Default.  There shall be an Event of Default hereunder if any of the following events occurs:

(a)                                  the Borrower shall fail to pay (i) any amount of principal of any Loans when due or (ii) any amount of interest thereon or any fees or expenses payable hereunder or under any Note or any other Security Document within 3 days after the due date therefor; or

(b)                                 the Borrower or any other member of the Borrower Affiliated Group shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, obligations, covenants or agreements contained in Sections 5.1, 5.2(b), 5.2(d), 5.3 (with respect to maintenance of insurance), 5.5, 5.8, 5.9, 5.13, 5.14(ii), 6.1 through 6.12, inclusive, and 6.14 through 6.17, inclusive; or

(c)                                  the Borrower or any other member of the Borrower Affiliated Group shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, covenants, obligations or agreements (other than in respect of subsections 7.1(a) and (b) hereof) contained in this Agreement or in any other Security Document and such failure shall continue for 20 days; or

(d)                                 any representation or warranty of the Borrower or any other member of the Borrower Affiliated Group made in any Security Document or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

(e)                                  [Intentionally Omitted.]

(f)                                    the Borrower or any other member of the Borrower Affiliated Group shall fail to pay at maturity, or within any applicable period of grace (not to exceed 30 days), any obligations for borrowed monies or advances in excess of $100,000, or any obligations for the lease or other use of real or personal property in excess of $100,000, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances in excess of $100,000, or relating to such lease or use of real or personal property in excess of $100,000, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any, or to permit any party to any agreement evidencing such obligations to terminate or cancel such agreement; or

(g)                                 the Borrower or any other member of the Borrower Affiliated Group shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, (viii) be Insolvent, or (ix) pass any board resolution or take any corporate action for the purpose of effecting any of the foregoing; or

(h)                                 a proceeding or case shall be commenced, without the application or consent of the Borrower or other applicable member of the Borrower Affiliated Group in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 45 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect), against the Borrower or any other member of the Borrower Affiliated Group; or action under the laws of the jurisdiction of incorporation or organization of the Borrower or any other member of the Borrower Affiliated Group similar to any of the foregoing shall be taken with respect to the Borrower or any such member of the Borrower Affiliated Group and shall continue unstayed and in effect for any period of 45 days; or

(i)                                     judgments or orders for the payment of money shall be entered against the Borrower or any other member of the Borrower Affiliated Group by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any other member of the Borrower Affiliated Group, that in the aggregate exceed $100,000 in value and such judgments, orders, warrants or process shall continue undischarged or unstayed for 30 days; or

(j)                                     the Borrower, any other member of the Borrower Affiliated Group or any member of the Controlled Group shall fail to pay when due an aggregate amount in excess of $250,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any other member of the Borrower Affiliated Group or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower or any other member of the Borrower Affiliated Group and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

(k)                                  a Change of Control shall have occurred; or

(l)                                     the Borrower or any other member of the Borrower Affiliated Group shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than 30 days, or the Borrower or any other member of the Borrower Affiliated Group shall be indicted for a state or federal crime, or any criminal action shall otherwise have been brought against the Borrower or any other member of the Borrower Affiliated Group, a punishment for which in any such case could reasonably be expected to include forfeiture of any assets of the Borrower Affiliated Group having a fair market value in excess of $250,000; or

(m)                               there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether insured or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than 30 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any other member of the Borrower Affiliated Group if such event or circumstance is not covered by business interruption insurance and which cessation or curtailment could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole; or

(n)                                 there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired if such loss, suspension, revocation or failure to renew could reasonably be expected to have a material adverse effect on the business, financial condition, assets, operations or prospects of the Borrower Affiliated Group taken as a whole; or

(o)                                 any covenant, agreement or obligation of the Borrower or any other member of the Borrower Affiliated Group contained in or evidenced by any Security Document or any Ancillary Document to which the Borrower or such member of the Borrower Affiliated Group is a party shall, prior to the date on which such document shall terminate with the express prior written agreement, consent or approval of the Administrative Agent and the Banks, cease in any material respect to be legal, valid, binding or enforceable in accordance with the terms thereof; or

(p)                                 any Security Document or any Ancillary Document shall be canceled, terminated, revoked or rescinded (or any notice of such cancellation, termination, revocation or rescission given) otherwise than with the express prior written agreement, consent or approval of the Administrative Agent and the Banks; or any action at law, suit in equity or other legal proceeding to cancel, revoke, or rescind any Security Document or any Ancillary Document shall be commenced by or on behalf of the Borrower or any other member of the Borrower Affiliated Group, or by any court or any other governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the Security Documents or Ancillary Documents or any one or more of the obligations of the Borrower or any other member of the Borrower Affiliated Group under any one or more of the Security Documents and Ancillary Documents are illegal, invalid or unenforceable in accordance with the terms thereof; or

(q)                                 any default or event of default shall occur and be continuing under any Ancillary Document (after giving effect to any cure or grace period thereunder, such period not to exceed 30 days in any event).

(r)                                    there shall occur a default or event of default or circumstance which would, but for the passage of time, be a default or an event of default under any other document or instrument evidencing Indebtedness of the Borrower or any member of the Borrower Affiliated Group to the Administrative Agent or any other Bank.

7.2.                              Remedies.  Upon the occurrence of an Event of Default described in subsections 7.1(g) and (h), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the option of the Majority Banks and upon the Administrative Agent’s declaration:

(a)                                  each Bank’s commitment to make any further Loans hereunder shall terminate;

(b)                                 the unpaid principal amount of the Loans together with accrued interest, all other Obligations, and all other obligations of the Borrower to the Administrative Agent and each Bank of any kind shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

(c)                                  the Administrative Agent may require the Borrower and each other applicable member of the Borrower Affiliated Group to execute and deliver to the Administrative Agent, for the ratable benefit of the Banks, a Leasehold Mortgage with respect to all locations for which there is a Lease or Laundry License in effect at such time, and may exercise (on behalf of itself and the Banks) any and all other rights the Administrative Agent and the Banks have under this Agreement, the Notes, the Security Documents, or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Administrative Agent’s and the Banks’ rights by any action at law, in equity or other appropriate proceeding.

SECTION VIII

CONCERNING THE ADMINISTRATIVE AGENT AND THE BANKS

8.1.                              Appointment and Authorization.  Each of the Banks hereby appoints Citizens to serve as Administrative Agent under this Agreement and irrevocably authorizes the Administrative Agent to take such action on such Bank’s behalf under this Agreement and to exercise such powers and to perform such duties under this Agreement and the other documents and instruments executed and delivered in connection with the consummation of the transactions contemplated hereby (including, without limitation, all Security Documents) as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

8.2.                              Administrative Agent and Affiliates.  Citizens shall also have the same rights and powers under this Agreement of a Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Citizens and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any other member of the Borrower Affiliated Group or any Affiliate of any member of the Borrower Affiliated Group as if it were not the Administrative Agent hereunder.  Except as otherwise provided by the terms of this Agreement, nothing herein shall prohibit any Bank from accepting deposits from, lending money to or generally engaging in any kind of business with the Borrower or any other member of the Borrower Affiliated Group or any Affiliate of any member of the Borrower Affiliated Group.

8.3.                              Future Advances.

(a)                                  In order to more conveniently administer the Loans, the Administrative Agent may, unless notified to the contrary by any Bank prior to the date upon which any Revolving Credit Loan is to be made, assume that such Bank has made available to the Administrative Agent on such date the amount of such Bank’s share of such Revolving Credit Loan to be made on such date as provided in this Agreement, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount.  If any Bank makes available to the Administrative Agent such amount on a date after the date upon which the Revolving Credit Loan is made, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, multiplied by (ii) the amount of such Bank’s share of such Revolving Credit Loan, multiplied by (iii) a fraction, the numerator of which is the number of days that elapsed from and including such date to the date on which the amount of such Bank’s share of such Revolving Credit Loan shall become immediately available to the Administrative Agent, and the denominator of which is 360 or 365, as applicable.  A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this subsection shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank.

(b)                                 The Administrative Agent may at any time, in its sole discretion, upon notice to any Bank, refuse to make any Revolving Credit Loan to the Borrower on behalf of such Bank unless such Bank shall have provided to the Administrative Agent immediately available federal funds equal to such Bank’s share of such Revolving Credit Loan in accordance with this Agreement.

(c)                                  Anything in this Agreement to the contrary notwithstanding, the obligations to make Loans under the terms of this Agreement shall be the several and not joint obligation of each of the Banks and any advances made by the Administrative Agent on behalf of any Bank are strictly for the administrative convenience of the parties and shall in no way diminish any Bank’s liability to repay the Administrative Agent for such Loans and advances.  If the amount of any Bank’s share of any Revolving Credit Loan which the Administrative Agent has advanced to the Borrower is not made available to the Administrative Agent by such Bank within 1 Business Day following the date upon which such Revolving Credit Loan is made, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such date.

8.4.                              Delinquent Bank.  Notwithstanding anything to the contrary contained in this Agreement, any Bank that fails to make available to the Administrative Agent its share of any Revolving Credit Loan when and to the full extent required by the provisions of this Agreement shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied.  A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans.  The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the non-delinquent Banks in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans.  A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans of the non-delinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.  No Delinquent Bank shall have a right to participate in any vote taken by the Banks hereunder, which shall be calculated as if the Commitments of the Delinquent Bank did not exist.

8.5.                              Payments.

(a)                                  All payments and prepayments of principal of and interest on Revolving Credit Loans and the Term Loan received by the Administrative Agent shall be paid to each of the Banks, pro rata in accordance with their respective interests in such Loans; and any other payments received by the Administrative Agent hereunder shall be paid to the Banks or the Administrative Agent or both pro rata as their respective interests appear.

(b)                                 Each of the Banks and the Administrative Agent hereby agrees that if it should receive any amount (whether by voluntary payment, by the exercise of the right of set-off or banker’s lien, by counterclaim or cross action, by the enforcement of any right hereunder or otherwise) in respect of principal of, or interest on, the Loans or any fees which are to be shared among the Banks, which, as compared to the amounts theretofore received by the other Banks with respect to such principal, interest or fees, is in excess of such Bank’s pro rata share of such principal, interest or fees as provided in this Agreement, such Bank shall share such excess, less the costs and expenses (including, reasonable attorneys’ fees and disbursements) incurred by such Bank in connection with such realization, exercise, claim or action, pro rata with all other Banks in proportion to their respective interests therein, and such sharing shall be deemed a purchase (without recourse) by such sharing party of participation interests in the Loans or such fees, as the case may be, owed to the recipients of such shared payments to the extent of such shared payments; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

8.6.                              Action by Administrative Agent.

(a)                                  The obligations of the Administrative Agent hereunder are only those expressly set forth herein.  The Administrative Agent shall have no duty to exercise any right or power or remedy hereunder or under any other document or instrument executed and delivered in connection with or as contemplated by this Agreement or to take any affirmative action hereunder or thereunder.

(b)                                 The Administrative Agent shall keep all records of the Loans and payments hereunder, and shall give and receive notices and other communications to be given or received by the Administrative Agent hereunder on behalf of the Banks.

(c)                                  Upon the occurrence and during the continuance of an Event of Default the Administrative Agent may, and upon the direction of the Majority Banks pursuant to Section 7.2 the Administrative Agent shall, exercise the option of the Banks pursuant to Section 7.2 to declare all Loans and other Obligations immediately due and payable and may take such action as may appear necessary or desirable to collect the Obligations and enforce the rights and remedies of the Administrative Agent or the Banks.

8.7.                              Notification of Defaults and Events of Default.  Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, pursuant to Section 5.1(h) or otherwise, it shall notify the Administrative Agent thereof.  The Administrative Agent hereby agrees that upon actual receipt of any notice under this Section 8.7, it shall notify the other Banks of the existence of such Default or Event of Default.

8.8.                              Consultation with Experts.  The Administrative Agent shall be entitled to retain and consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Banks for any action taken, omitted to be taken or suffered in good faith by it in accordance with the advice of such counsel, accountants or experts.  The Administrative Agent may employ administrative agents and attorneys-in-fact and shall not be liable to the Banks for the default or misconduct of any such administrative agents or attorneys.

8.9.                              Liability of Administrative Agent.  The Administrative Agent shall exercise the same care to protect the interests of each Bank as it does to protect its own interests, so that so long as the Administrative Agent exercises such care it shall not be under any liability to any of the Banks, except for the Administrative Agent’s gross negligence or willful misconduct with respect to anything it may do or refrain from doing.  Subject to the immediately preceding sentence, neither the Administrative Agent nor any of its directors, officers, administrative agents or employees shall be liable for any action taken or not taken by it in connection herewith in its capacity as Administrative Agent.  Without limiting the generality of the foregoing, neither the Administrative Agent nor any of its directors, officers, administrative agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any Security Document, or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Sections 3.1 or 3.2, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness, enforceability or genuineness of this Agreement, the Notes, any other Loan Document or Security Document or any other document or instrument executed and delivered in connection with or as contemplated by this Agreement; (v) the existence, value, collectibility or adequacy of the Collateral or any part thereof or the validity, effectiveness, perfection or relative priority of the liens and security interests of the Banks (through the Administrative Agent) therein; or (vi) the filing, recording, refiling, continuing or re-recording of any financing statement or other document or instrument evidencing or relating to the security interests or liens of the Banks (through the Administrative Agent) in the Collateral.  The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telecopy or similar writing) believed by it to be genuine or to be signed or sent by the proper party or parties.

8.10.                        Indemnification.  Each Bank agrees to indemnify the Administrative Agent (to the extent the Administrative Agent is not reimbursed by the Borrower), ratably in accordance with its Commitment Percentage, from and against any cost, expense (including attorneys’ fees and disbursements), claim, demand, action, loss or liability which the Administrative Agent may suffer or incur in connection with this Agreement, or any action taken or omitted by the Administrative Agent hereunder, or the Administrative Agent’s relationship with the Borrower hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties hereunder and of taking or refraining from taking any action hereunder, but excluding any costs, expenses or losses directly arising from the Administrative Agent’s gross negligence or willful misconduct.  No payment by any Bank under this Section shall in any way relieve the Borrower of its obligations under this Agreement with respect to the amounts so paid by any Bank, and the Banks shall be subrogated to the rights of the Administrative Agent, if any, in respect thereto.

8.11.                        Independent Credit Decision.  Each of the Banks represents and warrants to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 4.7 and such other documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement.  Each of the Banks acknowledges that it has not relied upon any representation by the Administrative Agent and that the Administrative Agent shall not be responsible for any statements in or omissions from any documents or information concerning the Borrower, this Agreement, the Notes, any other Loan Document or Security Document or any other document or instrument executed and delivered in connection with or as contemplated by this Agreement.  Each of the Banks acknowledges that it will, independently and without reliance upon the Administrative Agent or other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

8.12.                        Successor Administrative Agent.  Citizens, or any successor Administrative Agent, may resign as Administrative Agent at any time by giving 30 days prior written notice thereof to the Banks and to the Borrower.  Upon any such resignation, the Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall be reasonably acceptable to the Borrower.  If no successor Administrative Agent shall have been so appointed by the Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank (or Affiliate thereof) or savings and loan association organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America or any State thereof and having a combined capital, surplus and undivided profits of at least $100,000,000 and shall be reasonably acceptable to the Borrower.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all further duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

8.13.                        Other Agents.  The documentation agent and syndication agent shall have no rights or obligations in their respective capacities as such agents.

SECTION IX

MISCELLANEOUS

9.1.                              Notices.  Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by electronic facsimile transmission, or when delivered to an overnight courier, addressed to such party at its address indicated below:

If to the Borrower, at

c/o Mac-Gray Corporation

22 Water Street

Cambridge, Massachusetts 02141

Attention:                                         Stewart Gray MacDonald, Jr., Chairman and

Chief Executive Officer

Telecopy:                                           (617) 492-5386

with a copy to

Goodwin Procter, LLP

Exchange Place

Boston, Massachusetts 02109-2881

Attention:                                         Stuart M. Cable, Esq.

Telecopy:                                           (617) 523-1231

If to the Administrative Agent or Citizens, at

Citizens Bank of Massachusetts

28 State Street

Boston, Massachusetts 02109

Attention:                                         Michael St. Jean, Vice President

Telecopy:                                           (617) 723-9431

with a copy to

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02110

Attention:                                         Mary-Laura Greely, Esq.

Steven P. Rosenthal, Esq.

Telecopy:                                           (617) 542-2241

If to any Bank, at the address for such Bank set forth on Schedule 1,

or at any other address specified by such party in writing.  Notwithstanding the foregoing, the Administrative Agent and the Banks shall have been deemed for all purposes to have delivered any notice required to be delivered to the Borrower by this Agreement or otherwise, by sending such notification to the address set forth above for the “Borrower.”

9.2.                              Expenses.  The Borrower will pay on demand all reasonable expenses of the Arranger, the Administrative Agent or any Bank in connection with the preparation, waiver or amendment of this Agreement, the Notes, the Security Documents or other documents executed in connection therewith, or the administration, default or collection of the Loans or other Obligations or administration, default, collection in connection with the Arranger’s, the Administrative Agent’s or any Bank’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder or thereunder, including, without limitation, reasonable fees of outside legal counsel, any local counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, all reasonable out-of-pocket costs and expenses (including reasonable fees of outside counsel) of the Arranger and the Administrative Agent incurred in connection with the syndication and/or participation of the Loans, and any fees or expenses associated with any travel or other costs relating to any appraisals, field examinations, or other examinations conducted in connection with the Obligations or any Collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

9.3.                              Indemnification.  The Borrower shall absolutely and unconditionally indemnify and hold harmless the Administrative Agent, the Arranger, the documentation agent, the syndication agent and each of the Banks against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses (including, without limitation, reasonable fees and disbursements of counsel), and all other liabilities whatsoever, including without limitation, those liabilities arising from the Obligations or Taxes, which shall at any time or times be incurred or sustained by the Administrative Agent, the Arranger, the documentation agent, the syndication agent or any of the Banks or by any of their shareholders, directors, officers, employees, subsidiaries, affiliates or administrative agents (other than as a result of the gross negligence or willful misconduct of the Administrative Agent, the Arranger, the documentation agent, the syndication agent or any of the Banks) on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to either this Agreement, any of the other Loan Documents or other Security Documents or any of the Ancillary Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement, any of such Loan Documents, Security Documents or any of such Ancillary Documents, are ultimately consummated.  Without prejudice to the survival of any other covenant of the Borrower hereunder, the covenants of this Section 9.3 shall survive the termination of this Agreement and the payment or satisfaction of payment of amounts owing with respect to the Notes or any other Loan Document.

9.4.                              Set-Off.  Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from any Bank or any of its branch or affiliate offices to the Borrower or any other member of the Borrower Affiliated Group may upon prior written notice to the Administrative Agent, at any time and from time to time, without notice to the Borrower or such member of the Borrower Affiliated Group or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by any Bank against any and all obligations of the Borrower or such member of the Borrower Affiliated Group to such Bank or any of its affiliates in such manner as the head office of the Bank or any of its branch offices in their sole discretion may determine (with notice to be given to the Borrower promptly thereafter), and the Borrower and each other member of the Borrower Affiliated Group hereby grants such Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

9.5.                              Term of Agreement.  This Agreement shall continue in force and effect so long as any Bank has any commitment to make Loans hereunder or any Loan or any Obligation shall be outstanding.

9.6.                              No Waivers.  No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein and in the Notes provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

9.7.                              Governing Law.  This Agreement, the Notes and the other Loan Documents and Security Documents shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).  Any legal action or proceeding arising out of or relating to this Agreement, any other Loan Document or Security Document or any Obligation may be instituted, in the Administrative Agent’s sole discretion, in the courts of the Commonwealth of Massachusetts or the United States of America for the District of Massachusetts, and the Borrower and each other member of the Borrower Affiliated Group hereby irrevocably submits to the jurisdiction of each such court in any such action or proceeding; provided, however, that the foregoing shall not limit the Administrative Agent’s rights to bring any legal action or proceeding in any other appropriate jurisdiction.

9.8.                              Amendments, Waivers, Etc.  Except as otherwise expressly provided in this Agreement or any of the other Security Documents: (i) each of the Security Documents may be modified, amended or supplemented in any respect whatever only with the prior written consent or approval of the Majority Banks and the Borrower; and (ii) the performance or observance by the Borrower of any of its covenants, agreements or obligations under any of the Security Documents may be waived only with the written consent of the Majority Banks; provided, however, that the following changes shall require the written consent, agreement or approval of all of the Banks directly affected thereby (with respect to clauses (A), (B), (C), (D) and (E)) and of all the Banks (with respect to clause (F)): (A) any decrease in the amount of or postponement of the regularly scheduled or otherwise required payment date for any of the Obligations (including, without limitation, principal, interest and fees); (B) any decrease in the interest rates or fees prescribed in any of the Notes; (C) any increase in the Commitment or Commitment Percentage of any of the Banks, except as permitted by Section 9.10; (D) any release of all or any substantial part of the Collateral (except for any such releases of Collateral permitted or provided for in the Loan Documents); (E) any change in the definition of Majority Banks; and (F) any change in the terms of this Section 9.8.  Any change to Section IX or any other provision of this Agreement affecting the rights or obligations of the Administrative Agent shall not be amended or modified without the prior written consent of the Administrative Agent.

9.9.                              Binding Effect of Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that (i) the Borrower may not assign or transfer its rights or obligations hereunder, and (ii) no Bank may assign or transfer its rights or obligations hereunder to any Person except in accordance with the provisions of Section 9.10.

9.10.                        Successors and Assigns.

(i)                                     Any Bank may at any time grant to one or more banks or other financial institutions (each, a “Participant”) participating interests in any of its Commitments or any or all of its Loans in an amount and on such terms as such Bank may deem appropriate.  In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.  Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that such participation agreement may provide that such Bank will not agree, without the consent of the Participant, to any modification, amendment or waiver of this Agreement requiring the consent, agreement or approval of all of the Banks, as described in Section 9.8.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 2.15 with respect to its participating interest.  An assignment or other transfer which is not permitted by subsection (ii) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (i).

(ii)                                   Any Bank may at any time assign to one or more banks or other financial institutions (each, an “Assignee”) all, or a part of all, of its rights, interests and obligations under this Agreement and the Notes (or any one of its Notes) on such terms, as between such Bank and each of its Assignees, as such Bank may deem appropriate and such Assignee shall assume such rights, interests and obligations, pursuant to an instrument executed by such Assignee and such transferor Bank substantially in the form of Exhibit G hereto (an “Assignment and Assumption”); provided, however, that (A) prior to assigning any interest to any Assignee hereunder, such Bank will (x) notify the Borrower and the Administrative Agent in writing identifying the proposed Assignee and stating the aggregate principal amount of the proposed interest to be assigned, and (y) receive the prior written consent of the Administrative Agent and, prior to the occurrence (which is continuing) of an Event of Default, the Borrower, which consent may not be unreasonably withheld by either the Borrower or the Administrative Agent, and (B) no Bank will assign to any Assignee less than an aggregate amount equal to the lesser of (x) $5,000,000 of such Bank’s Commitments and interest in the Notes (as such interest may be reduced pursuant to the terms hereof) or (y) the remaining amount of such Bank’s Commitments.  It is understood and agreed that the proviso contained in the immediately preceding sentence shall not be applicable in the case of, and this subsection (ii) shall not restrict, an assignment or other transfer by any Bank to an Affiliate of such Bank or to any other Bank or a collateral assignment or other similar transfer to a Federal Reserve Bank.  Upon execution and delivery of such an Assignment and Assumption and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights, interests and obligations of a Bank with the Commitments as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.  Upon the consummation of any assignment pursuant to this subsection (ii), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee.

(iii)                                No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Sections 2.10, 2.11 and 2.15 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

(iv)                               Assignments require a fee payable to the Administrative Agent by the transferor Bank, solely for the account of the Administrative Agent, in the amount of $3,500.

9.11.                        Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

9.12.                        Partial Invalidity.  The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

9.13.                        Captions.  The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

9.14.                        WAIVER OF JURY TRIAL.  THE BORROWER, THE BANKS AND THE ADMINISTRATIVE AGENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT AND TO MAKE LOANS AND EXTEND CREDIT TO THE BORROWER.  The Borrower (i) certifies that neither the Administrative Agent, nor any Bank nor any representative, administrative agent or attorney of the Administrative Agent or any Bank has represented, expressly or otherwise, that the Administrative Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into this Agreement and the other Loan Documents to which the Borrower is a party, the Administrative Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 9.14.

9.15.                        WAIVER OF SPECIAL DAMAGES.  EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHTS WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE LOAN DOCUMENTS OR OTHER SECURITY DOCUMENTS, INCLUDING WITHOUT LIMITATION THIS AGREEMENT AND THE NOTES AND ANY AMENDMENTS THEREOF, ANY SPECIAL EXEMPLARY OR PUNITIVE DAMAGES.  THE BORROWER (A) CERTIFIES THAT NO BANK, ADMINISTRATIVE AGENT OR REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH ENTITY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, THE BANKS AND THE ADMINISTRATIVE AGENTS ARE RELYING UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.15.

9.16.                        Entire Agreement.  This Agreement, the Notes, the other Security Documents and the other documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

9.17.                        Replacement of Promissory Notes, Etc.  Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of one or more of the Notes payable to such Bank, or upon receipt of an affidavit of an officer of the Administrative Agent as to the loss, theft, destruction or mutilation of any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or Loan Document, the Borrower will issue, in lien thereof, a replacement Note or other Loan Document containing the same terms and conditions.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

The Borrower:

MAC-GRAY CORPORATION

By:
	Name:	Stewart Gray MacDonald, Jr.
	Title:	Chairman and Chief Executive Officer

MAC-GRAY SERVICES, INC.

By:
	Name:	Michael J. Shea
	Title:	Treasurer

INTIRION CORPORATION

By:
	Name:	Michael J. Shea
	Title:	Treasurer

The Administrative Agent:

CITIZENS BANK OF MASSACHUSETTS

By:
	Name:	Michael St. Jean
	Title:	Vice President

The Documentation Agent:

KEYBANK, N.A.

By:
Name:
Title:

The Syndication Agent:

BANKNORTH, N.A.

By:
Name:
Title:

The Banks:

CITIZENS BANK OF MASSACHUSETTS

By:
	Name:	Michael St. Jean
	Title:	Vice President

BANKNORTH, N.A.

By:
	Name:	Jeffrey R. Westling
	Title:	Senior Vice President

CAMBRIDGE SAVINGS BANK

By:
	Name:	Peter M. Sherwood
	Title:	Senior Vice President

EASTERN BANK

By:
	Name:	Joseph V. Leary
	Title:	Vice President

KEYBANK, N.A.

By:
	Name:	Mitchell B. Feldman
	Title:	Senior Vice President

HSBC BANK USA

By:
	Name:	Patrick J. Doulin
	Title:	Senior Vice President

SCHEDULE 1

Commitment and Commitment Percentages

1.	Bank	Revolving Credit Commitment	Percentage

	Citizens Bank of Massachusetts 28 State Street Boston, MA 02109	$17,625,000	29.375%

	BankNorth, N.A. 7 New England Executive Park Burlington, MA 01803	$13,875,000	23.125%

	Cambridge Savings Bank 1374 Massachusetts Avenue Cambridge, MA 02138	$3,750,000	6.250%

	Eastern Bank 265 Franklin Street Boston, MA 02110	$5,625,000	9.375%

	Key Bank, N.A. 176 Federal Street, 3rd Floor Boston, MA 02110	$9,750,000	16.250%

	HSBC Bank USA 17 South Broadway Nyack, NY 10960	$9,375,000	15.625%

	TOTAL	$60,000,000	100%

2.	Bank	Term Loan Commitment	Percentage

	Citizens Bank of Massachusetts 28 State Street Boston, MA 02109	$5,875,000	29.375%

	BankNorth, N.A. 7 New England Executive Park Burlington, MA 01803	$4,625,000	23.125%

	Cambridge Savings Bank 1374 Massachusetts Avenue Cambridge, MA 02138	$1,250,000	6.250%

I-1

Eastern Bank 265 Franklin Street Boston, MA 02110	$1,875,000	9.375%

Key Bank, N.A. 176 Federal Street Boston, MA 02110	$3,250,000	16.250%

HSBC Bank USA 17 South Broadway Nyack, NY 10960	$3,125,000	15.625%

TOTAL	$20,000,000	100%

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EXHIBIT A-1

[FORM OF REVOLVING CREDIT NOTE]

$	Date: June 24, 2003

FOR VALUE RECEIVED, the undersigned (hereinafter, together with their successors in title and assigns, collectively, called the “Borrowers”), by this promissory note (hereinafter, together with the Schedule annexed hereto, called “this Note”), absolutely and unconditionally and jointly and severally promise to pay to the order of                             a [national banking association organized under the laws of the United States of America] (hereinafter, together with its successors in title and assigns, called the “Bank”), the principal sum of                     and    /100 Dollars ($           ), or so much thereof as shall have been advanced by the Bank to the Borrowers by way of revolving credit loans under the Loan Agreement (as hereinafter defined) and shall remain outstanding, such payment to be made as hereinafter provided, and to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable as hereinafter provided.

Capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement.

The unpaid principal (not at the time overdue) under this Note shall bear interest at the rate or rates from time to time in effect under the Loan Agreement.  Accrued interest on the unpaid principal under this Note shall be payable on the dates specified in the Loan Agreement.

On June 30, 2006, the date of the final maturity of this Note, there shall become absolutely due and payable by the Borrowers hereunder, and the Borrowers hereby jointly and severally promise to pay to the Bank, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest at the rates and on the terms provided by the Loan Agreement.  The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become and be absolutely and jointly and severally due and payable by the Borrowers to the Bank on demand by the Administrative Agent.  Interest on each overdue amount will continue to accrue as provided by the foregoing terms of this paragraph, and will (to the extent permitted by applicable law) be compounded daily until the obligations of the Borrowers in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).

Each payment of principal, interest or other sum payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by the Borrowers directly to the Administrative Agent in dollars, for the account of the Bank, at the address of the Administrative Agent set forth in the Loan Agreement, on the due date of such payment, and in immediately available and freely transferable funds.  All payments on or in respect of this Note or the indebtedness

1

evidenced hereby shall be made without set-off or counterclaim and free and clear of and without any deductions, withholdings, restrictions or conditions of any nature.

This Note is made and delivered by the Borrowers to the Bank pursuant to the Revolving Credit and Term Loan Agreement, dated as of June 24, 2003, among (i) the Borrowers, (ii) the Banks and (iii) the Administrative Agent (hereinafter, as originally executed, and as now or hereafter varied or supplemented or amended and restated, called the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions (to the extent not set forth herein) under which the Loans evidenced by this Note were made and are to be repaid.  This Note evidences the joint and several obligation of the Borrowers (a) to repay the principal amount of the Bank’s Commitment Percentage of the Revolving Credit Loans made by the Banks to the Borrowers pursuant to the Loan Agreement; (b) to pay interest, as herein and therein provided, on the principal amount hereof remaining unpaid from time to time; and (c) to pay other amounts which may become due and payable hereunder or thereunder as herein and therein provided.  The payment of the principal of and the interest on this Note and the payment of all (if any) other amounts as may become due and payable on or in respect of this Note are secured by certain collateral, as evidenced by the Security Documents.  Reference is hereby made to the Loan Agreement (including the Exhibits and Schedules annexed thereto) and to the other Security Documents for a complete statement of the terms thereof and for a description of such collateral.

The Borrowers will have the right to prepay the unpaid principal of this Note in full or in part upon the terms contained in the Loan Agreement.  The Borrowers will have an obligation to prepay principal of this Note from time to time if and to the extent required under, and upon the terms contained in, the Loan Agreement.  Any partial payment of the indebtedness evidenced by this Note shall be applied in accordance with the terms of the Loan Agreement.

Pursuant to and upon the terms contained in Section 7 of the Loan Agreement, the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby may be declared to be immediately due and payable, whereupon the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall (if not already due and payable) forthwith become and be due and payable to the Bank without presentment, demand, protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrowers, excepting only for notice expressly provided for in the Loan Agreement.

All computations of interest payable as provided in this Note shall be made by the Administrative Agent in accordance with the terms of the Loan Agreement.  The interest rate in effect from time to time shall be determined in accordance with the terms of the Loan Agreement.

Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrowers hereby promise to pay to the holder of this Note, upon demand by the holder hereof at any time, in addition to

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principal, interest and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and reasonable attorneys’ fees and all other collection charges and expenses reasonably incurred or sustained by the holder of this Note.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

Each of the Borrowers and every endorser and guarantor of this Note hereby irrevocably waives notice of acceptance, presentment, demand, notice of nonpayment, protest, notice of protest, suit and all other demands, notices and other conditions precedent in connection with the delivery, acceptance, performance, default, collection and/or enforcement of this Note or any collateral or security therefor, except for notices expressly provided for in the Loan Agreement or any other Loan Document, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

Each of the Borrowers hereby absolutely and irrevocably consents and submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts in connection with any actions or proceedings brought against any Borrower by the holder hereof arising out of or relating to this Note.

THE BORROWERS AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND THE MAKE THE LOAN.

This Note is intended to take effect as a sealed instrument.  This Note and the obligations of the Borrowers hereunder shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

(Signatures on next page)

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IN WITNESS WHEREOF, this REVOLVING CREDIT NOTE has been duly executed under seal by the undersigned on the day and in the year first above written in Boston, Massachusetts.

WITNESS:	MAC-GRAY CORPORATION

By:
		Name:	Stewart Gray MacDonald, Jr.
		Title:	Chairman and Chief Executive Officer

MAC-GRAY SERVICES, INC.

By:
		Name:	Stewart Gray MacDonald, Jr.
		Title:	President

INTIRION CORPORATION

By:
		Name:	Stewart Gray MacDonald, Jr.
		Title:	President

4

SCHEDULE TO REVOLVING CREDIT NOTE

DATE	AMOUNT OF LOAN	TYPE OF LOAN (PRIME RATE OR LIBOR	APPLICABLE PRIME RATE MARGIN OR APPLICABLE LIBOR MARGIN	////INTEREST RATE*	INTEREST PERIOD**	AMOUNT PAID	NOTATION MADE BY

*/             or Prime Rate Loans, insert “Prime Rate plus Applicable Prime Rate Margin”
For LIBOR Loans, insert “LIBOR Rate plus Applicable LIBOR Margin”

**/      or LIBOR Loans only

5

EXHIBIT A-2

[FORM OF TERM NOTE]

$	Date: June 24, 2003

FOR VALUE RECEIVED, the undersigned.(hereinafter, together with their successors in title and assigns, collectively, called the “Borrowers”), by this promissory note (hereinafter, together with the Schedule annexed hereto, called “this Note”), absolutely and unconditionally and jointly and severally promise to pay to the order of                          a [national banking association organized under the laws of the United States of America] (hereinafter, together with its successors in title and assigns, called the “Bank”), the principal sum of                                 and   /l00 Dollars ($            ), or, if less, the aggregate principal outstanding amount of all fundings made under the Term Loan by the Bank pursuant to the Loan Agreement (as hereinafter defined), and to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable as hereinafter provided.

Capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement.

The unpaid principal (not at the time overdue) under this Note shall bear interest at the rate or rates from time to time in effect under the Loan Agreement.  Accrued interest on the unpaid principal under this Note shall be payable on the dates specified in the Loan Agreement.

Subject to the prepayment provisions of the Loan Agreement, the entire principal of this Note shall be payable by the Borrowers to the holder hereof in twenty (20) consecutive quarter-annual installments of principal, with such installments to be payable on the last day of each September, December, March and June in each year, beginning September 30, 2000, and with the last of such twenty (20) installments to be payable on June 30, 2008.  While any principal hereof remains unpaid, subject to the prepayment provisions of the Loan Agreement, there shall become absolutely due and payable by the Borrowers hereunder in succession, and the Borrowers hereby jointly and severally promise to pay to the holder hereof, the twenty (20) such quarter-annual installments of the principal of this Note.  Subject to the prepayment provisions in the Loan Agreement, the amount of each installment of principal payable by the Borrowers is set forth in the table opposite the date on which such installment shall become due and payable hereunder:

Installment Payment Date	Aggregate Amount of Payment
09/30/03
12/31/03
03/31/04
06/30/04
09/30/04
12/31/05

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03/31/05
06/30/05
09/30/05
12/31/05
03/31/06
06/30/06
09/30/06
12/31/06
03/31/07
06/30/07
09/30/07
12/31/07
03/31/08
06/30/08

On June 30, 2008, the date of the final maturity of this Note, there shall become absolutely due and payable by the Borrowers hereunder, and the Borrowers hereby jointly and severally promise to pay to the Bank, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

Each overdue amount (whether of principal, interest or otherwise).payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest at the rates and on the terms provided by the Loan Agreement.  The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become and be absolutely and jointly and severally due and payable by the Borrowers to the Bank on demand by the Administrative Agent.  Interest on each overdue amount will continue to accrue as provided by the foregoing terms of this paragraph, and will (to the extent permitted by applicable law) be compounded daily until the obligations of the Borrowers in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).

Each payment of principal, interest or other sum payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by the Borrowers directly to the Administrative Agent in dollars, for the account of the Bank, at the address of the Administrative Agent set forth in the Loan Agreement, on the due date of such payment, and in immediately available and freely transferable funds.  All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made without set-off or counterclaim and free and clear of and without any deductions, withholdings, restrictions or conditions of any nature.

This Note is made and delivered by the Borrowers to the Bank pursuant to the Revolving Credit and Term Loan Agreement, dated as of June 24, 2003, among (i) the Borrowers, (ii) the Banks, and (iii) the Administrative Agent (hereinafter, as originally executed, and as now or hereafter varied or supplemented or amended and restated, called the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions (to the extent not set forth herein) under which the Loan evidenced hereby was made and is to be repaid.  This Note evidences the joint and several obligation of the Borrowers (a) to repay the principal amount of

2

the Bank’s Commitment Percentage of the Term Loan made by the Banks to the Borrowers pursuant to the Loan Agreement; (b) to pay interest, as herein and therein provided, on the principal amount hereof remaining unpaid from time to time; and (c) to pay other amounts which may become due and payable hereunder or thereunder as herein and therein provided.  The payment of the principal of and the interest on this Note and the payment of all (if any) other amounts as may become due and payable on or in respect of this Note are secured by certain collateral, as evidenced by the Security Documents.  Reference is hereby made to the Loan Agreement (including the Exhibits and Schedules annexed thereto) and to the other Security Documents for a complete statement of the terms thereof and for a description of such collateral.

The Borrowers will have the right to prepay the unpaid principal of this Note in full or in part upon the terms contained in the Loan Agreement.  The Borrowers will have an obligation to prepay principal of this Note from time to time if and to the extent required under, and upon the terms contained in, the Loan Agreement.  Any partial payment of the indebtedness evidenced by this Note shall be applied in accordance with the terms of the Loan Agreement.  Any prepaid principal of this Note may not be reborrowed.

Pursuant to and upon the terms contained in Section 7 of the Loan Agreement, the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby may be declared to be immediately due and payable, whereupon the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall (if not already due and payable) forthwith become and be due and payable to the Bank without presentment, demand, protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrowers, excepting only for notice expressly provided for in the Loan Agreement.

All computations of interest payable as provided in this Note shall be made by the Administrative Agent in accordance with the terms of the Loan Agreement.  The interest rate in effect from time to time shall be determined in accordance with the terms of the Loan Agreement.

Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrowers hereby promise to pay to the holder of this Note, upon demand by the holder hereof at any time, in addition to principal, interest and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and reasonable attorneys’ fees and all other collection charges and expenses reasonably incurred or sustained by the holder of this Note.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

3

Each of the Borrowers and every endorser and guarantor of this Note hereby irrevocably waives notice of acceptance, presentment, demand, notice of nonpayment, protest, notice of protest, suit and all other demands, notices and other conditions precedent in connection with the delivery, acceptance, performance, default, collection and/or enforcement of this Note or any collateral or security therefor, except for notices’ expressly provided for in the Loan Agreement or any other Loan Document, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

Each of the Borrowers hereby absolutely and irrevocably consents and submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts in connection with any actions or proceedings brought against any Borrower by the holder hereof arising out of or relating to this Note.

THE BORROWERS AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND THE MAKE THE LOAN.

This Note is intended to take effect as a sealed instrument.  This Note and the obligations of the Borrowers hereunder shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

(Signatures on next page)

4

IN WITNESS WHEREOF, this TERM NOTE has been duly executed under seal by the undersigned on the day and in the year first above written in Boston, Massachusetts.

WITNESS:	MAC-GRAY CORPORATION

By:
		Name:	Stewart Gray MacDonald, Jr.
		Title:	Chairman and Chief Executive Officer

MAC-GRAY SERVICES, INC.

By:
		Name:	Stewart Gray MacDonald, Jr.
		Title:	President

INTIRION CORPORATION

By:
		Name:	Stewart Gray MacDonald, Jr.
		Title:	President

5

SCHEDULE TO TERM NOTE

DATE	AMOUNT OF LOAN	TYPE OF LOAN (PRIME RATE OR LIBOR	APPLICABLE PRIME RATE MARGIN OR APPLICABLE LIBOR MARGIN	INTEREST RATE*	INTEREST PERIOD**	AMOUNT PAID	NOTATION MADE BY

*/             or Prime Rate Loans, insert “Prime Rate plus Applicable Prime Rate Margin”
For LIBOR Loans, insert “LIBOR Rate plus Applicable LIBOR Margin”

**/      or LIBOR Loans only

6

EXHIBIT B

[FORM OF NOTICE OF BORROWING OR CONVERSION]

MAC-GRAY CORPORATION
MAC-GRAY SERVICES, INC.
INTIRION CORPORATION

Citizens National Bank, as Administrative Agent

100 Federal Street

Boston, Massachusetts 02110

Re:                               Revolving Credit and Term Loan Agreement
Dated as of June   , 2003 (the “Agreement”)

Gentlemen:

Pursuant to Section 2.4 of the Agreement, the undersigned hereby confirms its request made on                    , 200  for a [Prime Rate] [LIBOR] Loan in the amount of $              to be made on                      , 200 .  We understand that this request is irrevocable and binding on us and obligates us to accept the requested [Prime Rate] [LIBOR] Loan on such date.

[The Interest Period applicable to said Loan will be [one] [two] [three] [six] months.]*

[Said Loan represents a conversion of the [Prime Rate] [LIBOR] Loan in the same amount made on                    .]**

We hereby certify (a) that the aggregate outstanding principal amount of the Revolving Credit Loans on today’s date is $          , (b) that we will use the proceeds of the requested Loan in accordance with the provisions of the Agreement, (c) that the representations and warranties contained or referred to in Section IV of the Agreement are true and accurate on and as of the effective date of the Loan as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date), and (d) that no Default or Event of Default has occurred and is continuing or will result from the Loan.

1

MAC-GRAY CORPORATION

Date:	By:
		Name:	Stewart Gray MacDonald, Jr.
		Title:	Chairman and Chief Executive Officer

MAC-GRAY SERVICES, INC.

By:
Name:
Title:

INTIRION CORPORATION

By:
Name:
Title:

*                To be inserted in any request for a LIBOR Loan.

**         To be inserted in any request for a conversion.

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